                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-146993

[BEAR STEARNS LOGO]                                        [Morgan Stanley LOGO]

                                   ----------

                                      PWR18

                                   ----------

                                 $2,219,049,000
                                  (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18

                                AS ISSUING ENTITY

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY

                      AS SPONSORS AND MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

                                   ----------

                                NOVEMBER 30, 2007

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.
--------------------------------------------------------------------------------

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

TRANSACTION FEATURES

o    Sellers:

                                           NO. OF     NO. OF      CUT-OFF DATE
                       SELLERS              LOANS   PROPERTIES     BALANCE ($)    % OF POOL
-------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association        75         95        616,455,869      24.6%
Bear Stearns Commercial Mortgage, Inc.        32        121        607,473,357      24.3%
Principal Commercial Funding II, LLC          20         21        533,453,762      21.3%
Prudential Mortgage Capital Funding, LLC      38         52        524,441,738      20.9%
Nationwide Life Insurance Company             21         21        222,038,745       8.9%
-------------------------------------------------------------------------------------------
   TOTAL:                                    186        310      2,503,863,471     100.0%
-------------------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $13,461,632

     o    Largest mortgage loan by Cut-off Date Balance: $247,302,419

     o    Five largest and ten largest mortgage loans: 26.6% and 39.3% of the pool, respectively

o    Credit Statistics:

     o    Weighted average underwritten debt service coverage ratio of 1.46x;
          weighted average debt service coverage ratio after IO period of 1.36x

     o    Weighted average cut-off date loan-to-value ratio of 67.7%; weighted average balloon loan-to-value ratio of 62.9%

o    Property Types

                                [GRAPHIC OMITTED]

o    Call Protection:

     o    74.2% of the pool (127 loans) has a lockout period ranging from 24 to
          40 payments from origination, then permits defeasance at least two years following securitization.

     o    9.2% of the pool (27 loans) has a lockout period ranging from 13 to 49 payments from origination, then permits prepayment with the greater of a prepayment premium or yield maintenance.

     o    8.3% of the pool (7 loans) has no lockout period, and permits prepayment with the greater of a prepayment premium or yield maintenance.

     o    7.6% of the pool (20 loans) has a lockout period ranging from 25 to 35 payments from origination, then permits a prepayment with the greater of yield maintenance or a prepayment premium and also permits defeasance at least two years following securitization.

     o    0.8% of the pool (5 loans) has no lockout period, and permits prepayment with the greater of a prepayment premium or yield maintenance, then permits defeasance or prepayment with the greater of a prepayment premium or yield maintenance.

     Please refer to Appendix B of the Free Writing Prospectus for further description of individual loan call protection.

o    Bond Information: Cash flows are expected to be modeled by TREPP and INTEX and are expected to be available on BLOOMBERG.

                                        2

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

OFFERED CERTIFICATES

                                 INITIAL                                                                       APPROXIMATE
                               APPROXIMATE                          WEIGHTED      PRINCIPAL   ASSUMED FINAL     INITIAL
        INITIAL CERTIFICATE   SUBORDINATION        RATINGS           AVERAGE        WINDOW     DISTRIBUTION   PASS-THROUGH
CLASS      BALANCE(1)(2)        LEVELS(3)     (FITCH/S&P/DBRS)   LIFE (YRS.)(4)   (MOS.)(4)      DATE(4)         RATE(5)
--------------------------------------------------------------------------------------------------------------------------

A-1         $ 77,400,000          30.000%       AAA/AAA/AAA           3.39         1 - 56        08/2012%
A-2         $291,900,000          30.000%       AAA/AAA/AAA           4.95         56 - 62       02/2013%
A-3         $269,700,000          30.000%       AAA/AAA/AAA           6.55         79 - 83       11/2014%
A-AB        $131,800,000          30.000%       AAA/AAA/AAA           7.47        62 - 107       11/2016%
A-4         $709,489,000          30.000%       AAA/AAA/AAA           9.66        107 - 118      10/2017%
A-1A        $272,415,000          30.000%       AAA/AAA/AAA           8.07         1 - 119       11/2017%
A-M         $211,470,000          20.000%       AAA/AAA/AAA           9.83        118 - 119      11/2017%
AM-A        $ 38,916,000          20.000%       AAA/AAA/AAA           9.87        119 - 119      11/2017%
A-J         $182,393,000          11.375%       AAA/AAA/AAA           9.87        119 - 119      11/2017%
AJ-A        $ 33,566,000          11.375%       AAA/AAA/AAA           9.87        119 - 119      11/2017%

PRIVATE CERTIFICATES (6)

                                 INITIAL                                                                           APPROXIMATE
        INITIAL CERTIFICATE    APPROXIMATE                              WEIGHTED      PRINCIPAL   ASSUMED FINAL     INITIAL
        BALANCE OR NOTIONAL   SUBORDINATION       RATINGS                AVERAGE        WINDOW     DISTRIBUTION   PASS-THROUGH
CLASS        AMOUNT(1)           LEVELS       (FITCH/S&P/DBRS)       LIFE (YRS.)(4)   (MOS.)(4)      DATE(4)         RATE(5)
------------------------------------------------------------------------------------------------------------------------------

X        $2,503,863,471(7)           --            AAA/AAA/AAA               --          --            --               %
B        $   25,038,000          10.375%        AA+/AA+/AA (high)          9.87       119 - 119      11/2017%
C        $   25,039,000           9.375%            AA/AA/AA               9.87       119 - 119      11/2017%
D        $   18,779,000           8.625%        AA-/AA-/AA (low)           9.87       119 - 119      11/2017%
E        $   25,038,000           7.625%         A+/A+/A (high)            9.94       119 - 120      12/2017%
F        $   18,779,000           6.875%              A/A/A                9.96       120 - 120      12/2017%
G        $   25,039,000           5.875%          A-/A-/A (low)            9.96       120 - 120      12/2017%
H        $   21,909,000           5.000%      BBB+/BBB+/BBB (high)         9.96       120 - 120      12/2017%
J        $   18,779,000           4.250%           BBB/BBB/BBB             9.96       120 - 120      12/2017%
K        $   25,038,000           3.250%       BBB-/BBB-/BBB (low)         9.96       120 - 120      12/2017%
L        $    9,390,000           2.875%        BB+/BB+/BB (high)          9.96       120 - 120      12/2017%
M        $    9,389,000           2.500%            BB/BB/BB               9.96       120 - 120      12/2017%
N        $    9,390,000           2.125%        BB-/BB-/BB (low)           9.96       120 - 120      12/2017%
O        $    6,260,000           1.875%         B+/B+/B (high)            9.96       120 - 120      12/2017%
P        $    3,129,000           1.750%              B/B/B                9.96       120 - 120      12/2017%
Q        $    3,130,000           1.625%          B-/B-/B (low)            9.96       120 - 120      12/2017%
S        $   40,688,471              --             NR/NR/NR              10.00       120 - 126      06/2018%

Notes:    (1)  Subject to a permitted variance of plus or minus 5%.

          (2)  For purposes of making distributions to the Class A-1, Class A-2,
               Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class
               AM-A, Class A-J and Class AJ-A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan
               Group 1 and Loan Group 2. Loan Group 1 will consist of 147 mortgage loans, representing approximately 86.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 39 mortgage loans,
               representing approximately 13.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
               Loan Group 2 will include approximately 100.0% of the aggregate principal balance of all the mortgage loans secured by
               multifamily properties and manufactured housing community
               properties. Additionally, Loan Group 2 includes 1 mortgage loan secured by mixed use properties. This 1 mortgage loan represents
               1.9% of the initial mortgage pool balance and 13.6% of the initial loan group 2 balance. Generally, the Class A-1, Class
               A-2, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-J
               certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in
               Loan Group 1 until the certificate principal balances of the
               Class A-1A, Class AM-A and Class AJ-A certificates have been reduced to zero, and the Class A-1A, Class AM-A and Class AJ-A certificates will be entitled to receive only distributions of principal collected or advanced in respect of mortgage loans in
               Loan Group 2 until the certificate principal balances of the
               Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M
               and Class A-J certificates have been reduced to zero. However, after any distribution date on which the certificate principal balances of the Class B through Class S certificates have been reduced to zero, distributions of principal collected or advanced in respect of the entire pool of mortgage loans (without regard to loan group) will be distributed first to the Class A-1, Class
               A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
               certificates, pro rata based on the outstanding principal
               balance; second to the Class A-M and Class AM-A certificates, pro rata based on the outstanding principal balance; and third to the
               Class A-J and Class AJ-A certificates, pro rata based on the outstanding principal balance.

          (3)  The percentages indicated under the column "Initial Approximate
               Subordination Levels" with respect to the Class A-1, Class A-2,
               Class A-3, Class A-AB, Class A-4 and Class A-1A certificates represent the approximate initial subordination levels for the
               Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class
               A-1A certificates in the aggregate. The percentages indicated
               under the column "Initial Approximate Subordination Levels" with respect to the Class A-M and Class AM-A certificates represent the approximate initial subordination levels for the Class A-M and Class AM-A certificates in the aggregate. The percentages indicated under the column "Initial Approximate Subordination
               Levels" with respect to the Class A-J and Class AJ-A certificates represent the approximate initial subordination levels for the
               Class A-J and Class AJ-A certificates in the aggregate.

                                        3

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

          (4)  Based on the structuring assumptions, assuming 0% CPR, as described in the Free Writing Prospectus.

          (5)  The Class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, AM-A, A-J, AJ-A,
               B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will each accrue interest at one of the following: (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate, (iii) a rate equal to the weighted average net mortgage rate or (iv) a rate equal to the weighted average net mortgage rate less a specified percentage. The Class
               X certificates will accrue interest at a variable rate.

          (6)  To be offered privately pursuant to Rule 144A.

          (7)  The Class X Notional Amount is equal to the sum of all certificate principal balances outstanding from time to time.

                                       4

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

I. ISSUE CHARACTERISTICS

Issue Type:                     Public: Classes A-1, A-2, A-3, A-AB, A-4, A-1A,
                                A-M, AM-A, A-J and AJ-A (the "Offered
                                Certificates"). Private (Rule 144A): Classes X,
                                B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and
                                S.

Securities Offered:             $2,219,049,000 monthly pay, multi-class,
                                commercial mortgage REMIC Pass-Through
                                Certificates, including ten principal and
                                interest classes (Classes A-1, A-2, A-3, A-AB,
                                A-4, A-1A, A-M, AM-A, A-J and AJ-A).

Mortgage Loan Sellers:          Wells Fargo Bank, National Association ("WFB");
                                Bear Stearns Commercial Mortgage, Inc.
                                ("BSCMI"); Principal Commercial Funding II, LLC
                                ("PCFII"); Prudential Mortgage Capital Funding,
                                LLC ("PMCF") and Nationwide Life Insurance
                                Company ("NLIC").

Co-lead Bookrunning
Managers:                       Bear, Stearns & Co. Inc. and Morgan Stanley &
                                Co. Incorporated

Master Servicers:               Wells Fargo Bank, National Association (with
                                respect to the mortgage loans sold by WFB,
                                BSCMI, PCFII and NLIC) and Prudential Asset
                                Resources, Inc. (with respect to the mortgage
                                loans sold by PMCF). Wells Fargo Bank will act
                                as master servicer with respect to the DRA /
                                Colonial Office Portfolio mortgage loan under
                                the MLMT 2007-C1 pooling and servicing agreement
                                and as master servicer with respect to the RRI
                                Hotel Portfolio mortgage loan under the BSCMSI
                                2007-PWR17 pooling and servicing agreement.

Primary Servicers:              Principal Global Investors, LLC (with respect to
                                the mortgage loans sold by PCFII) and Nationwide
                                Life Insurance Company (with respect to the
                                mortgage loans sold by NLIC).

Special Servicer:               Centerline Servicing Inc. Additionally,
                                Centerline Servicing Inc. will act as special
                                servicer with respect to the DRA / Colonial
                                Office Portfolio mortgage loan under the MLMT
                                2007-C1 pooling and servicing agreement and as
                                special servicer with respect to the RRI Hotel
                                Portfolio mortgage loan under the BSCMSI
                                2007-PWR17 pooling and servicing agreement.

Certificate Administrator:      Wells Fargo Bank, National Association

Trustee:                        LaSalle Bank National Association

Cut-Off Date: (1)               December 1, 2007

Expected Closing Date:          On or about December 27, 2007

Determination Dates:            The 7th of each month (or if the 7th is not a
                                business day, the next succeeding business day),
                                commencing in January 2008)

Distribution Dates:             The 4th business day following the Determination
                                Date in each month, commencing in January 2008.

Minimum Denominations:          $25,000 for the Class A-1, A-2, A-3, A-AB, A-4,
                                A-1A, A-M, AM-A, A-J and AJ-A Certificates; with
                                investments in excess of the minimum
                                denominations made in multiples of $1.

Delivery:                       DTC, Euroclear and Clearstream.

ERISA/SMMEA Status:             Classes A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                AM-A, A-J and AJ-A are expected to be ERISA
                                eligible. No Class of Certificates is SMMEA
                                eligible.

Rating Agencies:                The Offered Certificates will be rated by
                                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc., Fitch, Inc.
                                and DBRS, Inc.

Risk Factors:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY
                                NOT BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                                FACTORS" SECTION OF THE FREE WRITING PROSPECTUS
                                AND THE "RISK FACTORS" SECTION OF THE
                                PROSPECTUS.

(1)  The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in December 2007 (or, in the case of any mortgage loan that has its first due date after December
     2007, the later of the date of origination of such pooled mortgage loan and the date that would have been its due date in December 2007 under the terms of such mortgage loan if a monthly payment were scheduled to be due in such month).

                                        5

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

III. COLLATERAL CHARACTERISTICS - ENTIRE POOL

CUT-OFF DATE BALANCE ($)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
682,004 - 2,000,000            25         35,590,284     1.4
2,000,001 - 3,000,000          17         41,452,507     1.7
3,000,001 - 5,000,000          42        169,147,968     6.8
5,000,001 - 7,000,000          25        151,774,108     6.1
7,000,001 - 9,000,000          19        153,685,361     6.1
9,000,001 - 11,000,000          8         81,505,992     3.3
11,000,001 - 13,000,000         8         97,745,670     3.9
13,000,001 - 15,000,000         3         43,600,000     1.7
15,000,001 - 17,000,000         2         32,383,964     1.3
17,000,001 - 19,000,000         1         17,200,000     0.7
19,000,001 - 21,000,000         5        100,338,929     4.0
21,000,001 - 31,000,000        16        399,569,929    16.0
31,000,001 - 61,000,000         7        304,437,379    12.2
61,000,001 - 80,000,000         4        286,628,961    11.4
80,000,001 - 100,000,000        2        185,500,000     7.4
100,000,001 - 247,302,419       2        403,302,419    16.1
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Min: 682,004   Max: 247,302,419   Average: 13,461,632
------------------------------------------------------------

STATE

                              NO. OF       AGGREGATE
                             MORTGAGED    CUT-OFF DATE    % OF
                            PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------
Texas                            30        340,955,369    13.6
California                       34        248,122,530     9.9
   Southern California           21        142,377,252     5.7
   Northern California           13        105,745,278     4.2
Florida                          22        207,989,671     8.3
Virginia                          6        201,009,541     8.0
Illinois                         12        158,922,481     6.3
New York                         14        148,717,410     5.9
Georgia                           9        142,722,466     5.7
Ohio                             22        109,466,131     4.4
Maryland                         10         94,079,908     3.8
Missouri                          4         79,642,646     3.2
Other                           147        772,235,318    30.8
--------------------------------------------------------------
TOTAL:                          310      2,503,863,471   100.0
--------------------------------------------------------------

PROPERTY TYPE

                              NO. OF       AGGREGATE
                             MORTGAGED    CUT-OFF DATE    % OF
                            PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------
Retail                           78        838,058,707    33.5
Office                           43        543,962,672    21.7
Hospitality                     104        385,520,641    15.4
Industrial                       30        272,525,175    10.9
Multifamily                      33        267,333,353    10.7
Mixed Use                         5         80,805,240     3.2
Other                             2         48,214,425     1.9
Self Storage                      9         36,879,431     1.5
Manufactured Housing
Community                         6         30,563,827     1.2
--------------------------------------------------------------
TOTAL:                          310      2,503,863,471   100.0
--------------------------------------------------------------

MORTGAGE RATE (%)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
5.3900 - 5.5000                 1         39,600,000     1.6
5.5001 - 5.7500                 6        315,376,568    12.6
5.7501 - 6.0000                24        196,640,296     7.9
6.0001 - 6.2500                19        549,487,845    21.9
6.2501 - 6.5000                66        765,692,285    30.6
6.5001 - 7.2600                70        637,066,477    25.4
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Min: 5.3900   Max: 7.2600   Wtd Avg: 6.2486
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
60                              12       183,529,729     7.3
61 - 84                          7       500,199,735    20.0
85 - 120                       164     1,790,121,977    71.5
121 - 132                        3        30,012,030     1.2
------------------------------------------------------------
TOTAL:                         186     2,503,863,471   100.0
------------------------------------------------------------

Min: 60   Max: 132   Wtd Avg: 107
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
53 - 60                        12        183,529,729     7.3
61 - 84                         7        500,199,735    20.0
85 - 120                      166      1,815,476,507    72.5
121 - 126                       1          4,657,500     0.2
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Min: 53   Max: 126   Wtd Avg: 104
------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
Interest Only                  18        745,460,419    29.8
240 - 240                       3         49,387,058     2.0
241 - 300                       7         24,403,109     1.0
301 - 360                     157      1,667,658,355    66.6
361 - 420                       1         16,954,530     0.7
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Non Zero Min: 240   Max: 420   Non Zero Wtd Avg: 354
------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
Interest Only                  18        745,460,419    29.8
238 - 240                       3         49,387,058     2.0
241 - 300                       7         24,403,109     1.0
301 - 360                     157      1,667,658,355    66.6
361 - 417                       1         16,954,530     0.7
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Non Zero Min: 238   Max: 417   Non Zero Wtd Avg: 353
------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
1.04 - 1.20                    76        823,641,534    32.9
1.21 - 1.30                    58        634,553,271    25.3
1.31 - 1.40                    21        325,175,439    13.0
1.41 - 1.50                    12        411,693,460    16.4
1.51 - 1.60                     2         14,100,000     0.6
1.61 - 1.70                     3         25,411,212     1.0
1.71 - 1.80                     2         10,368,287     0.4
1.81 - 1.90                     4         37,960,000     1.5
1.91 - 2.00                     2         11,294,147     0.5
2.01 - 2.10                     1          1,074,019     0.0
2.11 - 2.20                     3        185,298,194     7.4
2.31 - 2.50                     1         22,000,000     0.9
2.51 - 2.56                     1          1,293,909     0.1
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Min: 1.04   Max: 2.56   Wtd Avg: 1.36
------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE   % OF
                              LOANS      BALANCE ($)   POOL
------------------------------------------------------------
34.5 - 40.0                     2         14,086,776     0.6
40.1 - 45.0                     5         41,396,984     1.7
45.1 - 50.0                     5        188,471,335     7.5
50.1 - 55.0                     7         49,143,404     2.0
55.1 - 60.0                    10        128,545,564     5.1
60.1 - 65.0                    23        318,176,112    12.7
65.1 - 70.0                    39        583,500,053    23.3
70.1 - 75.0                    44        596,153,131    23.8
75.1 - 80.0                    51        584,390,112    23.3
------------------------------------------------------------
TOTAL:                        186      2,503,863,471   100.0
------------------------------------------------------------

Min: 34.5   Max: 80.0   Wtd Avg: 67.7
------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE    % OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
27.3 - 30.0                      1        12,792,867     0.5
30.1 - 35.0                      1         1,293,909     0.1
35.1 - 40.0                      5        11,343,636     0.5
40.1 - 45.0                      6        48,181,907     1.9
45.1 - 50.0                     11       217,116,026     8.7
50.1 - 55.0                     13       169,270,858     6.8
55.1 - 60.0                     31       463,419,707    18.5
60.1 - 65.0                     39       511,151,040    20.4
65.1 - 70.0                     49       515,516,588    20.6
70.1 - 75.0                     22       268,955,000    10.7
75.1 - 79.5                      8       284,821,934    11.4
------------------------------------------------------------
TOTAL:                         186     2,503,863,471   100.0
------------------------------------------------------------

Min: 27.3   Max: 79.5   Wtd Avg: 62.9
------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)

                             NO. OF       AGGREGATE
                            MORTGAGE    CUT-OFF DATE   %  OF
                              LOANS      BALANCE ($)    POOL
------------------------------------------------------------
1.13 - 1.20                     17       190,469,534     7.6
1.21 - 1.30                     43       430,395,271    17.2
1.31 - 1.40                     60       698,855,439    27.9
1.41 - 1.50                     37       652,525,960    26.1
1.51 - 1.60                      8       154,537,500     6.2
1.61 - 1.70                      4        55,411,212     2.2
1.71 - 1.80                      4        56,848,287     2.3
1.81 - 1.90                      4        38,860,000     1.6
1.91 - 2.00                      1         6,494,147     0.3
2.01 - 2.10                      1         1,074,019     0.0
2.11 - 2.20                      3       185,298,194     7.4
2.21 - 2.30                      1         5,000,000     0.2
2.31 - 2.50                      2        26,800,000     1.1
2.51 - 2.56                      1         1,293,909     0.1
------------------------------------------------------------
TOTAL:                         186     2,503,863,471   100.0
------------------------------------------------------------

Min: 1.13   Max: 2.56   Wtd Avg: 1.46
------------------------------------------------------------

All numerical information concerning the pooled mortgage loans is approximate.
All weighted average information regarding the pooled mortgage loans reflects the weighting of the pooled mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of pooled mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for pooled mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the
"Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each pooled mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                        6

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                             NO. OF      AGGREGATE       % OF
                            MORTGAGE   CUT-OFF DATE      LOAN
                              LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------
682,004 - 2,000,000             14        19,596,843      0.9
2,000,001 - 3,000,000           13        31,851,655      1.5
3,000,001 - 5,000,000           37       149,665,866      6.9
5,000,001 - 7,000,000           20       122,333,108      5.7
7,000,001 - 9,000,000           17       136,485,361      6.3
9,000,001 - 11,000,000           8        81,505,992      3.8
11,000,001 - 13,000,000          5        61,674,170      2.9
13,000,001 - 15,000,000          1        14,250,000      0.7
15,000,001 - 17,000,000          2        32,383,964      1.5
19,000,001 - 21,000,000          4        81,280,644      3.8
21,000,001 - 31,000,000         13       327,069,929     15.1
31,000,001 - 61,000,000          5       225,437,379     10.4
61,000,001 - 80,000,000          4       286,628,961     13.3
80,000,001 - 100,000,000         2       185,500,000      8.6
100,000,001 - 247,302,419        2       403,302,419     18.7
--------------------------------------------------------------
TOTAL:                         147     2,158,966,291    100.0
--------------------------------------------------------------

Min: 682,004   Max: 247,302,419   Average: 14,686,846
--------------------------------------------------------------

STATE

                              NO. OF      AGGREGATE        % OF
                             MORTGAGED   CUT-OFF DATE     LOAN
                            PROPERTIES    BALANCE ($)    GROUP 1
----------------------------------------------------------------
Texas                            26        312,639,786     14.5
Florida                          22        207,989,671      9.6
California                       30        206,937,245      9.6
   Southern California           19        124,400,252      5.8
   Northern California           11         82,536,992      3.8
Virginia                          6        201,009,541      9.3
Illinois                         12        158,922,481      7.4
Georgia                           7        117,986,577      5.5
Ohio                             15         99,086,131      4.6
New York                         11         93,217,410      4.3
Maryland                          9         88,464,908      4.1
Missouri                          3         74,042,646      3.4
Other                           129        598,669,895     27.7
----------------------------------------------------------------
TOTAL:                          270      2,158,966,291    100.0
----------------------------------------------------------------

PROPERTY TYPE

                              NO. OF        AGGREGATE      % OF
                             MORTGAGED    CUT-OFF DATE     LOAN
                            PROPERTIES     BALANCE ($)   GROUP 1
----------------------------------------------------------------
Retail                           78        838,058,707     38.8
Office                           43        543,962,672     25.2
Hospitality                     104        385,520,641     17.9
Industrial                       30        272,525,175     12.6
Other                             2         48,214,425      2.2
Self Storage                      9         36,879,431      1.7
Mixed Use                         4         33,805,240      1.6
----------------------------------------------------------------
TOTAL:                          270      2,158,966,291    100.0
----------------------------------------------------------------

MORTGAGE RATE (%)

                             NO. OF      AGGREGATE      % OF
                            MORTGAGE   CUT-OFF DATE     LOAN
                              LOANS     BALANCE ($)    GROUP 1
--------------------------------------------------------------
5.3900 - 5.5000                  1        39,600,000      1.8
5.5001 - 5.7500                  6       315,376,568     14.6
5.7501 - 6.0000                 20       159,844,059      7.4
6.0001 - 6.2500                 16       487,448,345     22.6
6.2501 - 6.5000                 47       580,661,648     26.9
6.5001 - 7.2600                 57       576,035,670     26.7
--------------------------------------------------------------
TOTAL:                         147     2,158,966,291    100.0
--------------------------------------------------------------

Min: 5.3900   Max: 7.2600   Wtd Avg: 6.2338
--------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF       AGGREGATE      % OF
                            MORTGAGE    CUT-OFF DATE     LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
60                              9        161,395,729      7.5
61 - 84                         4        426,799,735     19.8
85 - 120                      131      1,540,758,796     71.4
121 - 132                       3         30,012,030      1.4
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Min: 60   Max: 132   Wtd Avg: 107
--------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF       AGGREGATE     % OF
                            MORTGAGE    CUT-OFF DATE    LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
53 - 60                         9        161,395,729      7.5
61 - 84                         4        426,799,735     19.8
85 - 120                      133      1,566,113,327     72.5
121 - 126                       1          4,657,500      0.2
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Min: 53   Max: 126   Wtd Avg: 104
--------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                             NO. OF       AGGREGATE     % OF
                            MORTGAGE    CUT-OFF DATE    LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
Interest Only                  14        687,410,419     31.8
240 - 240                       2         48,214,425      2.2
241 - 300                       7         24,403,109      1.1
301 - 360                     123      1,381,983,807     64.0
361 - 420                       1         16,954,530      0.8
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Non Zero Min: 240   Max: 420   Non Zero Wtd Avg: 353
--------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)

                             NO. OF       AGGREGATE      % OF
                            MORTGAGE    CUT-OFF DATE     LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
Interest Only                  14        687,410,419     31.8
238 - 240                       2         48,214,425      2.2
241 - 300                       7         24,403,109      1.1
301 - 360                     123      1,381,983,807     64.0
361 - 417                       1         16,954,530      0.8
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Non Zero Min: 238   Max: 417   Non Zero Wtd Avg: 352
--------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                             NO. OF       AGGREGATE      % OF
                            MORTGAGE    CUT-OFF DATE     LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
1.04 - 1.20                     54       603,447,962     28.0
1.21 - 1.30                     46       544,516,432     25.2
1.31 - 1.40                     19       321,704,906     14.9
1.41 - 1.50                     11       409,795,418     19.0
1.51 - 1.60                      2        14,100,000      0.7
1.61 - 1.70                      3        25,411,212      1.2
1.71 - 1.80                      2        10,368,287      0.5
1.81 - 1.90                      4        37,960,000      1.8
1.91 - 2.00                      2        11,294,147      0.5
2.01 - 2.10                      1         1,074,019      0.0
2.11 - 2.20                      1       156,000,000      7.2
2.31 - 2.50                      1        22,000,000      1.0
2.51 - 2.56                      1         1,293,909      0.1
--------------------------------------------------------------
TOTAL:                         147     2,158,966,291    100.0
--------------------------------------------------------------

Min: 1.04   Max: 2.56   Wtd Avg: 1.38
--------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                             NO. OF       AGGREGATE     % OF
                            MORTGAGE    CUT-OFF DATE    LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
34.5 - 40.0                     2         14,086,776      0.7
40.1 - 45.0                     3         12,098,790      0.6
45.1 - 50.0                     5        188,471,335      8.7
50.1 - 55.0                     7         49,143,404      2.3
55.1 - 60.0                     7        118,175,031      5.5
60.1 - 65.0                    20        299,599,112     13.9
65.1 - 70.0                    31        480,697,816     22.3
70.1 - 75.0                    35        497,015,017     23.0
75.1 - 80.0                    37        499,679,010     23.1
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Min: 34.5   Max: 80.0   Wtd Avg: 67.5
--------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                             NO. OF       AGGREGATE      % OF
                            MORTGAGE    CUT-OFF DATE     LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
 27.3 - 30.0                    1         12,792,867      0.6
 30.1 - 35.0                    1          1,293,909      0.1
 35.1 - 40.0                    3          8,372,809      0.4
 40.1 - 45.0                    5         20,681,907      1.0
 45.1 - 50.0                   10        214,818,125     10.0
 50.1 - 55.0                   13        169,270,858      7.8
 55.1 - 60.0                   24        386,092,428     17.9
 60.1 - 65.0                   32        470,056,468     21.8
 65.1 - 70.0                   36        396,112,986     18.3
 70.1 - 75.0                   16        211,686,000      9.8
 75.1 - 79.5                    6        267,787,934     12.4
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Min: 27.3   Max: 79.5   Wtd Avg: 62.7
--------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)

                             NO. OF       AGGREGATE     % OF
                            MORTGAGE    CUT-OFF DATE    LOAN
                              LOANS      BALANCE ($)   GROUP 1
--------------------------------------------------------------
1.13 - 1.20                    13        132,299,962      6.1
1.21 - 1.30                    33        315,913,932     14.6
1.31 - 1.40                    43        611,017,906     28.3
1.41 - 1.50                    32        608,927,918     28.2
1.51 - 1.60                     7        143,025,000      6.6
1.61 - 1.70                     4         55,411,212      2.6
1.71 - 1.80                     4         56,848,287      2.6
1.81 - 1.90                     4         38,860,000      1.8
1.91 - 2.00                     1          6,494,147      0.3
2.01 - 2.10                     1          1,074,019      0.0
2.11 - 2.20                     1        156,000,000      7.2
2.21 - 2.30                     1          5,000,000      0.2
2.31 - 2.50                     2         26,800,000      1.2
2.51 - 2.56                     1          1,293,909      0.1
--------------------------------------------------------------
TOTAL:                        147      2,158,966,291    100.0
--------------------------------------------------------------

Min: 1.13   Max: 2.56   Wtd Avg: 1.47
--------------------------------------------------------------

All numerical information concerning the pooled mortgage loans is approximate.
All weighted average information regarding the pooled mortgage loans reflects the weighting of the pooled mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of pooled mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for pooled mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the
"Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each pooled mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                        7

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

III. COLLATERAL CHARACTERISTICS - LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
846,000 - 2,000,000            11        15,993,441      4.6
2,000,001 - 3,000,000           4         9,600,852      2.8
3,000,001 - 5,000,000           5        19,482,102      5.6
5,000,001 - 7,000,000           5        29,441,000      8.5
7,000,001 - 9,000,000           2        17,200,000      5.0
11,000,001 - 13,000,000         3        36,071,500     10.5
13,000,001 - 15,000,000         2        29,350,000      8.5
17,000,001 - 19,000,000         1        17,200,000      5.0
19,000,001 - 21,000,000         1        19,058,285      5.5
21,000,001 - 31,000,000         3        72,500,000     21.0
31,000,001 - 47,000,000         2        79,000,000     22.9
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 846,000   Max: 47,000,000   Average: 8,843,517
-------------------------------------------------------------

STATE

                               NO. OF      AGGREGATE      % OF
                             MORTGAGED   CUT-OFF DATE     LOAN
                            PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------
New York                          3        55,500,000     16.1
California                        4        41,185,285     11.9
   Northern California            2        23,208,285      6.7
   Southern California            2        17,977,000      5.2
Utah                              3        40,300,000     11.7
Pennsylvania                      2        38,226,000     11.1
Nevada                            2        29,793,952      8.6
Texas                             4        28,315,583      8.2
Georgia                           2        24,735,889      7.2
Colorado                          2        18,550,000      5.4
Minnesota                         1        12,909,000      3.7
Louisiana                         2        11,512,500      3.3
Other                            15        43,868,972     12.7
---------------------------------------------------------------
TOTAL:                           40       344,897,180    100.0
---------------------------------------------------------------

PROPERTY TYPE

                               NO. OF      AGGREGATE     % OF
                             MORTGAGED   CUT-OFF DATE     LOAN
                            PROPERTIES    BALANCE ($)   GROUP 2
---------------------------------------------------------------
Multifamily                    33         267,333,353     77.5
Mixed Use                       1          47,000,000     13.6
Manufactured Housing
  Community                     6          30,563,827      8.9
---------------------------------------------------------------
TOTAL:                         40         344,897,180    100.0
---------------------------------------------------------------

MORTGAGE RATE (%)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
5.7550 - 6.0000                  4       36,796,237     10.7
6.0001 - 6.2500                  3       62,039,500     18.0
6.2501 - 6.5000                 19      185,030,637     53.6
6.5001 - 6.9700                 13       61,030,807     17.7
-------------------------------------------------------------
TOTAL:                          39      344,897,180    100.0
-------------------------------------------------------------

Min: 5.7550   Max: 6.9700   Wtd Avg: 6.3416
-------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE     LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
60                              3        22,134,000      6.4
61 - 84                         3        73,400,000     21.3
85 - 120                       33       249,363,180     72.3
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 60   Max: 120   Wtd Avg: 107
-------------------------------------------------------------

REMAINING TERM TO STATED MATURITY OR ARD (MOS)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
56 - 60                         3        22,134,000      6.4
61 - 84                         3        73,400,000     21.3
85 - 120                       33       249,363,180     72.3
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 56   Max: 120   Wtd Avg: 105
-------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
Interest Only                   4        58,050,000     16.8
240                             1         1,172,633      0.3
301 - 360                      34       285,674,548     82.8
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Non Zero Min: 240   Max: 360   Non Zero Wtd Avg: 360
-------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
Interest Only                   4        58,050,000     16.8
239 - 240                       1         1,172,633      0.3
301 - 360                      34       285,674,548     82.8
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Non Zero Min: 239   Max: 360   Non Zero Wtd Avg: 359
-------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO POST IO PERIOD (X)

                             NO. OF      AGGREGATE      % OF
                            MORTGAGE   CUT-OFF DATE     LOAN
                              LOANS    BALANCE ($)    GROUP 2
-------------------------------------------------------------
1.05 - 1.20                    22       220,193,572     63.8
1.21 - 1.30                    12        90,036,839     26.1
1.31 - 1.40                     2         3,470,533      1.0
1.41 - 1.50                     1         1,898,042      0.6
2.11 - 2.13                     2        29,298,194      8.5
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 1.05   Max: 2.13   Wtd Avg: 1.26
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE     LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
44.0 - 45.0                     2        29,298,194      8.5
55.1 - 60.0                     3        10,370,533      3.0
60.1 - 65.0                     3        18,577,000      5.4
65.1 - 70.0                     8       102,802,237     29.8
70.1 - 75.0                     9        99,138,114     28.7
75.1 - 80.0                    14        84,711,102     24.6
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 44.0   Max: 80.0   Wtd Avg: 68.6
-------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY OR ARD (%)

                             NO. OF      AGGREGATE      % OF
                            MORTGAGE   CUT-OFF DATE     LOAN
                              LOANS    BALANCE ($)    GROUP 2
-------------------------------------------------------------
 37.7 - 40.0                    2         2,970,827      0.9
 40.1 - 45.0                    1        27,500,000      8.0
 45.1 - 50.0                    1         2,297,900      0.7
 55.1 - 60.0                    7        77,327,279     22.4
 60.1 - 65.0                    7        41,094,572     11.9
 65.1 - 70.0                   13       119,403,602     34.6
 70.1 - 75.0                    6        57,269,000     16.6
 75.1 - 77.6                    2        17,034,000      4.9
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 37.7   Max: 77.6   Wtd Avg: 63.8
-------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)

                             NO. OF      AGGREGATE     % OF
                            MORTGAGE   CUT-OFF DATE    LOAN
                              LOANS     BALANCE ($)   GROUP 2
-------------------------------------------------------------
1.16 - 1.20                     4        58,169,572     16.9
1.21 - 1.30                    10       114,481,339     33.2
1.31 - 1.40                    17        87,837,533     25.5
1.41 - 1.50                     5        43,598,042     12.6
1.51 - 1.60                     1        11,512,500      3.3
2.11 - 2.13                     2        29,298,194      8.5
-------------------------------------------------------------
TOTAL:                         39       344,897,180    100.0
-------------------------------------------------------------

Min: 1.16   Max: 2.13   Wtd Avg: 1.37
-------------------------------------------------------------

All numerical information concerning the pooled mortgage loans is approximate.
All weighted average information regarding the pooled mortgage loans reflects the weighting of the pooled mortgage loans based on their outstanding principal balances as of the Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of pooled mortgage loans secured by multiple properties. Original and Remaining Term to Stated Maturity tables are based on the anticipated repayment dates for pooled mortgage loans with anticipated repayment dates. The sum of numbers and percentages in columns may not match the
"Total" due to rounding. The loan-to-value ratios and debt service coverage ratios with respect to each pooled mortgage loan that has one or more related non-pooled loans are calculated in a manner that reflects only the indebtedness evidenced by that pooled mortgage loan and any non-pooled pari passu companion loan, without regard to the indebtedness evidenced by any non-pooled subordinate loans. Additionally, loan-to-value ratios and debt service coverage ratios are calculated for pooled mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

                                        8

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

IV. LARGE LOAN DESCRIPTION

                                TEN LARGEST LOANS

                                                        MORTGAGE                         PROPERTY    CUT-OFF DATE   % OF
MORTGAGE LOAN NO.          PROPERTY NAME               LOAN SELLER    CITY     STATE       TYPE         BALANCE     POOL
-------------------------------------------------------------------------------------------------------------------------

        1          DRA / Colonial Office Portfolio(1)      WFB      Various   Various   Various      $247,302,419   9.9%
        2          GGP Portfolio                          PCFII     Various   Various   Retail       $156,000,000   6.2%
        3          Solo Cup Industrial Portfolio(2)       BSCMI     Various   Various   Industrial   $ 97,500,000   3.9%
        4          Hunters Branch I & II                  PCFII     Fairfax      VA     Office       $ 88,000,000   3.5%
        5          RRI Hotel Portfolio(3)                 BSCMI     Various   Various   Hospitality  $ 77,810,961   3.1%
        6          Marriott Houston Westchase(4)          PCFII     Houston      TX     Hospitality  $ 76,818,000   3.1%
        7          Southlake Mall(5)                      PMCF      Morrow       GA     Retail       $ 70,000,000   2.8%
        8          Norfolk Marriott                       BSCMI     Norfolk      VA     Hospitality  $ 62,000,000   2.5%
        9          11 MetroTech Center                    PMCF      Brooklyn     NY     Office       $ 61,000,000   2.4%
       10          Park Avenue Apartments(6)              BSCMI     Brooklyn     NY     Mixed Use    $ 47,000,000   1.9%
-------------------------------------------------------------------------------------------------------------------------
                   TOTAL / WEIGHTED AVERAGES:                                                        $983,431,380  39.3%
-------------------------------------------------------------------------------------------------------------------------

                      SF /      LOAN PER            U/W    CUT-OFF  BALLOON /
                    UNITS /   SF / UNIT /   U/W     DSCR     DATE      ARD
MORTGAGE LOAN NO.    ROOMS       ROOM       DSCR  POST IO    LTV       LTV
-----------------------------------------------------------------------------

        1          5,227,519    $ 141.92   1.43x    NAP     79.5%     79.5%
        2          1,195,929    $ 130.44   2.19x    NAP     47.2%     47.2%
        3          3,445,000    $  28.30   1.53x   1.25x    70.0%     59.9%
        4            393,159    $ 223.83   1.36x    NAP     60.6%     60.6%
        5              9,423    $ 49,347   1.38x    NAP     70.4%     61.2%
        6                600    $128,030   1.32x   1.15x    56.9%     53.6%
        7            273,997    $ 364.97   1.45x   1.25x    63.5%     60.7%
        8                405    $153,086   1.45x    NAP     71.3%     71.3%
        9            216,000    $ 282.41   1.27x    NAP     67.8%     67.8%
       10                136    $345,588   1.28x   1.10x    70.3%     68.7%
-----------------------------------------------------------------------------
                                           1.53x   1.46x    66.4%     64.2%
-----------------------------------------------------------------------------

(1)  The $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represents the 33.3% pari passu A-3 Note interest in a $741,907,256 first mortgage loan that is split into three pari passu notes. The initial
     $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust
     2007-C1 pool. The initial $247,302,419 A-2 Note was included in the Bear
     Stearns Commercial Mortgage Securities Trust 2007-PWR17 pool. All LTV, DSCR and Loan per SF numbers in the table are based on the $741,907,256 total financing.

(2)  The loan is interest only for the initial 24 months of the loan term and thereafter is scheduled to amortize based upon a 316-month amortization term.

(3)  The original $78,000,000 RRI Hotel Portfolio pooled mortgage loan is a
     16.8% pari passu interest in an initial $465,000,000 first mortgage loan that is split into four pari passu notes. An initial $186,000,000 pari passu note was securitized in the Bear Stearns Commercial Mortgage
     Securities Trust 2007-PWR17 pool. All LTV, DSCR and Loan per Room figures in this table are based on the initial $465,000,000 first mortgage loan.

(4)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(5)  The $70,000,000 Southlake Mall pooled mortgage loan represents a 70% pari passu interest in a $100,000,000 first mortgage loan that is split into two pari passu notes. All LTV, DSCR and Loan per SF numbers presented in the table are based on the total $100,000,000 financing. The loan is interest only for the initial 72 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

(6)  The loan is interest only for the initial 60 months of the loan term and thereafter is scheduled to amortize based upon a 360-month amortization term.

                                        9

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

V. MORTGAGE LOANS WITH SCHEDULED BALLOON PAYMENTS TO DESIGNATED CLASSES

                                 CLASS A-1(1)(2)

                   MORTGAGE LOAN                                                                       CUT-OFF DATE  % OF TOTAL
MORTGAGE LOAN NO.      SELLER     PROPERTY NAME                      CITY        STATE  PROPERTY TYPE    BALANCE        POOL
---------------------------------------------------------------------------------------------------------------------------------

       8               BSCMI      Norfolk Marriott                   Norfolk       VA   Hospitality     $62,000,000     2.5%
      96               BSCMI      Circuit City San Rafael            San Rafael    CA   Retail          $ 6,400,000     0.3%
---------------------------------------------------------------------------------------------------------------------------------
                                  TOTAL/WEIGHTED AVERAGES                                               $68,400,000     2.7%
---------------------------------------------------------------------------------------------------------------------------------

                        SF /      LOAN PER SF /   U/W   U/W DSCR  CUT-OFF   BALLOON /    REM.   REM. TERM TO
MORTGAGE LOAN NO.  UNITS / ROOMS  UNIT / ROOM     DSCR   POST IO  DATE LTV   ARD LTV   IO TERM    MATURITY
------------------------------------------------------------------------------------------------------------

       8                  405        $153,086    1.45x     NAP      71.3%     71.3%       56        56
      96               36,009        $ 177.73    1.82x     NAP      61.2%     61.2%       53        53
------------------------------------------------------------------------------------------------------------
                                                 1.48x    1.48x     70.4%     70.4%                 56
------------------------------------------------------------------------------------------------------------

                                 CLASS A-2(1)(2)

                   MORTGAGE LOAN                                                                               CUT-OFF DATE
MORTGAGE LOAN NO.     SELLER      PROPERTY NAME                      CITY               STATE   PROPERTY TYPE     BALANCE
-----------------------------------------------------------------------------------------------------------------------------

        2              PCFII      GGP Portfolio                      Various           Various  Retail         $156,000,000
        8              BSCMI      Norfolk Marriott                   Norfolk              VA    Hospitality    $ 62,000,000
       22              BSCMI      Gulf Pointe 30                     Houston              TX    Other          $ 26,098,551
       31              BSCMI      Mesquite 30                        Mesquite             TX    Other          $ 22,115,874
       37              PCFII      Mitchell Ranch Plaza               New Port Richey      FL    Retail         $ 20,060,000
       52               WFB       Candlewood Suites Northwoods Mall  North Charleston     SC    Hospitality    $ 12,281,303
       93              BSCMI      FedEx Florence                     Florence             SC    Industrial     $  6,550,000
      123               PMCF      3200 Como                          Minneapolis          MN    Industrial     $  4,490,000
      176               WFB       Hinz Automation Building           Highlands Ranch      CO    Office         $  1,400,000
-----------------------------------------------------------------------------------------------------------------------------
                                  TOTAL/WEIGHTED AVERAGES                                                      $310,995,729
-----------------------------------------------------------------------------------------------------------------------------

                   % OF TOTAL       SF /      LOAN PER SF /   U/W        U/W      CUT-OFF DATE  BALLOON / ARD  REM. IO  REM. TERM TO
MORTGAGE LOAN NO.     POOL     UNITS / ROOMS   UNIT / ROOM    DSCR  DSCR POST IO       LTV           LTV         TERM     MATURITY
------------------------------------------------------------------------------------------------------------------------------------

        2              6.2%      1,195,929      $ 130.44     2.19x       NAP          47.2%         47.2%         62        62
        8              2.5%            405      $153,086     1.45x       NAP          71.3%         71.3%         56        56
       22              1.0%        130,891      $ 199.39     1.15x       NAP          65.9%         57.2%        NAP        58
       31              0.9%        130,890      $ 168.97     1.21x       NAP          61.4%         53.5%        NAP        58
       37              0.8%        199,554      $ 100.52     1.86x       NAP          53.8%         53.8%         59        59
       52              0.5%            125      $ 98,250     1.40x       NAP          72.2%         68.5%        NAP        58
       93              0.3%         82,595      $  79.30     1.28x      1.10x         73.6%         72.9%         45        57
      123              0.2%        119,649      $  37.53     1.34x      1.17x         78.8%         75.3%         10        58
      176              0.1%          9,979      $ 140.29     1.46x       NAP          53.8%         51.0%        NAP        60
------------------------------------------------------------------------------------------------------------------------------------
                      12.4%                                  1.80x      1.79x         57.0%         55.5%                   60
------------------------------------------------------------------------------------------------------------------------------------

(1)  These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated class of certificates.

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated November 30, 2007, to accompany Prospectus dated November 30, 2007 (the "Free Writing Prospectus").

                                       10

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

                                 CLASS A-3(1)(2)

                   MORTGAGE LOAN                                                                            CUT-OFF DATE  % OF TOTAL
MORTGAGE LOAN NO.     SELLER      PROPERTY NAME                        CITY          STATE   PROPERTY TYPE     BALANCE       POOL
------------------------------------------------------------------------------------------------------------------------------------

        1               WFB       DRA / Colonial Office Portfolio (3)  Various      Various     Various     $247,302,419      9.9%
       36               WFB       ANC - Tech park I & II               Henderson      NV        Office      $ 20,600,000      0.8%
      148              PCFII      11331-11339 West Camarillo Street    Los Angeles    CA        Retail      $  2,897,317      0.1%
------------------------------------------------------------------------------------------------------------------------------------
                                  TOTAL/WEIGHTED AVERAGES                                                   $270,799,735     10.8%
------------------------------------------------------------------------------------------------------------------------------------

                        SF /      LOAN PER SF /   U/W        U/W      CUT-OFF DATE  BALLOON / ARD  REM. IO  REM. TERM TO
MORTGAGE LOAN NO.  UNITS / ROOMS   UNIT / ROOM    DSCR  DSCR POST IO       LTV           LTV         TERM     MATURITY
------------------------------------------------------------------------------------------------------------------------

        1            5,227,519       $141.92     1.43x       NAP          79.5%         79.5%         79         79
       36              112,267       $183.49     1.43x      1.21x         72.8%         69.3%         33         81
      148                7,423       $390.32     1.44x       NAP          47.1%         43.0%        NAP         83
------------------------------------------------------------------------------------------------------------------------
                                                 1.43x      1.41x         78.6%         78.3%                    79
------------------------------------------------------------------------------------------------------------------------

                                CLASS A-AB(1)(2)

                   MORTGAGE LOAN                                                                CUT-OFF DATE  % OF TOTAL
MORTGAGE LOAN NO.     SELLER      PROPERTY NAME                CITY      STATE  PROPERTY TYPE     BALANCE         POOL
------------------------------------------------------------------------------------------------------------------------

       13               NLIC      Battlefield Shopping Center  Leesburg   VA        Retail       $39,600,000      1.6%
       23               NLIC      Kroger Marketplace Centre    Dublin     OH        Retail       $25,916,649      1.0%
------------------------------------------------------------------------------------------------------------------------
                                  TOTAL/WEIGHTED AVERAGES                                        $65,516,649      2.6%
------------------------------------------------------------------------------------------------------------------------

                       SF /       LOAN PER SF /   U/W       U/W       CUT-OFF DATE  BALLOON / ARD  REM. IO  REM. TERM TO
MORTGAGE LOAN NO.  UNITS / ROOMS   UNIT / ROOM    DSCR  DSCR POST IO        LTV           LTV       TERM      MATURITY
------------------------------------------------------------------------------------------------------------------------

       13             316,569         $125.09    1.46x      1.17x          71.0%         65.6%         33         93
       23             178,198         $145.44    1.13x       NAP           78.3%         67.1%        NAP        102
------------------------------------------------------------------------------------------------------------------------
                                                 1.33x      1.15x          73.9%         66.2%                    97
------------------------------------------------------------------------------------------------------------------------

(1)  These tables identify mortgage loans for which principal repayments are expected to result in principal distributions on the indicated class of certificates.

(2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the
     Free Writing Prospectus, dated November 30, 2007, to accompany Prospectus dated November 30, 2007 (the "Free Writing Prospectus").

(3)  The $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represents the 33.3% pari passu A-3 Note interest in a $741,907,256 first mortgage loan that is split into three pari passu notes. The initial
     $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust
     2007-C1 pool. The initial $247,302,419 A-2 Note was included in the Bear
     Stearns Commercial Mortgage Securities Trust 2007-PWR17 pool. All LTV, DSCR and Loan per SF numbers in the table are based on the $741,907,256 total financing.

                                       11

                          $2,219,049,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR18
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-PWR18

VI. SUMMARY OF PARI PASSU SPLIT LOAN STRUCTURES (1)

                                                             WHETHER NOTE IS HELD                         WHETHER NOTE IS LEAD
                                    RELATED NOTES IN LOAN    BY SERIES 2007-PWR18                            SERVICER FOR THE
  PROPERTY NAME                   GROUP (ORIGINAL BALANCE)        TRUST FUND           HOLDER OF NOTE     ENTIRE LOAN GROUP (2)
-------------------------------------------------------------------------------------------------------------------------------

DRA / Colonial Office Portfolio   A Notes (pari passu with each other)

                                        $247,302,419                No              MLMT Series 2007-C1            Yes
                                        $247,302,419                No                 BSCMSI Series                No
                                                                                         2007-PWR17
                                        $247,302,419               Yes                 BSCMSI Series                No
                                                                                         2007-PWR18
RRI Hotel Portfolio               A Notes (pari passu with each other)
                                        $186,000,000                No                 BSCMSI Series               Yes
                                                                                         2007-PWR17
                                        $ 78,000,000               Yes                 BSCMSI Series                No
                                                                                         2007-PWR18
                                        $ 61,500,000                No                    TBD(5)                    No
                                        $139,500,000                No                    TBD(5)                    No

Southlake Mall                    A Notes (pari passu with each other)
                                        $70,000,000                Yes                 BSCMSI Series               Yes
                                                                                         2007-PWR18
                                        $30,000,000                 No                    TBD(5)                    No

                                                                  CURRENT SPECIAL
                                   CURRENT MASTER SERVICER         SERVICER FOR
  PROPERTY NAME                   FOR SECURITIZED NOTE (3)      SECURITIZED NOTE (4)
--------------------------------------------------------------------------------------

DRA / Colonial Office Portfolio

                                     Wells Fargo Bank,       Centerline Servicing Inc.
                                    National Association
                                     Wells Fargo Bank,       Centerline Servicing Inc.
                                    National Association
                                     Wells Fargo Bank,       Centerline Servicing Inc.
                                    National Association
RRI Hotel Portfolio
                                     Wells Fargo Bank,       Centerline Servicing Inc.
                                    National Association
                                     Wells Fargo Bank,       Centerline Servicing Inc.
                                    National Association
                                            N/A                         N/A
                                            N/A                         N/A
Southlake Mall
                                      Prudential Asset       Centerline Servicing Inc.
                                       Resources, Inc.
                                            N/A                         N/A

(1)  This table only includes those pooled mortgage loans with pari passu loan structures.

(2)  Indicates whether the pooling and servicing agreement for the trust that holds the relevant note or tranche is also the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(3)  Indicates the identity of the master servicer for the holder of the relevant note, whether or not the same entity is the master servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(4)  Indicates the identity of the special servicer for the holder of the relevant note, whether or not the same entity is the special servicer under the pooling and servicing agreement under which the entire loan group is principally serviced and administered.

(5)  Not yet securitized.

                                       12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                       13

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                               [3 PHOTOS OMITTED]

                                       14

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                                 [MAPS OMITTED]

                                       15

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              WFB

LOAN PURPOSE:                      Acquisition

ORIGINAL BALANCE: (1)              $247,302,419

CUT-OFF DATE BALANCE: (1)          $247,302,419

FIRST PAYMENT DATE:                08/01/2007

INTEREST RATE:                     5.61000%

AMORTIZATION TERM:                 Interest Only

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     07/01/2014

EXPECTED MATURITY BALANCE: (1)     $247,302,419

SPONSORS:                          DRA G&I Fund VI, Colonial Properties Trust

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   29-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance permitted
                                   for the following 51 payments, and open to
                                   prepayment without premium thereafter through
                                   maturity

CUT-OFF DATE BALANCE PER SF: (1)   $141.92

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)        Springing
                                   Insurance: (2)       Springing
                                   TI/LC: (2)           Springing
                                   Replacement: (2)     Springing

LOCKBOX:                           Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    NAP

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Various - See Table

PROPERTY SUB-TYPE:                 Various

LOCATION:                          Various - See Table

YEAR BUILT/RENOVATED:              Various - See Table

PERCENT LEASED (AS OF):            93.9% (06/01/2007)

NET RENTABLE AREA:                 5,227,519

THE COLLATERAL:                    17 Class A suburban office buildings, one
                                   Class A unanchored shopping center, and one
                                   Class A mixed-use office / retail property

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Colonial Properties Services, Inc.

3RD MOST RECENT NOI (AS OF):       NAP

2ND MOST RECENT NOI (AS OF):       NAP

MOST RECENT NOI (AS OF):           $59,546,991 (TTM 12/31/2006)

U/W NET OP. INCOME:                $68,842,703

U/W NET CASH FLOW:                 $60,329,044

U/W OCCUPANCY:                     93.2%

APPRAISED VALUE (AS OF):           $933,100,000 (Various)

CUT-OFF DATE LTV RATIO: (1)        79.5%

LTV RATIO AT MATURITY: (1)         79.5%

U/W DSCR: (1)                      1.43x

U/W DSCR POST IO: (1)              NAP
--------------------------------------------------------------------------------

(1)  The subject $247,302,419 loan represents the 33.3% pari passu A-3 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction and the $247,302,419 A-2 Note was included in the Bear Stearns Commercial
     Mortgage Securities Trust 2007-PWR17 transaction. All Loan per SF, LTV and
     DSCR numbers in the table are based on the whole loan amount.

(2)  Ongoing reserves and hard lockbox are required following the occurrence of an event of default or if the quarterly DSCR test falls below 1.15x.

THE DRA / COLONIAL OFFICE PORTFOLIO LOAN.

     THE LOAN. The largest loan (the "DRA / Colonial Office Portfolio Loan") is secured by the borrower's fee interest in 17 Class A office buildings, one Class
A unanchored shopping center and one Class A mixed-used office / retail property
(collectively, the "DRA / Colonial Office Portfolio Properties") located in the
Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta, Georgia;
Charlotte, North Carolina and Austin, Texas markets. The first mortgage loan of
$741,907,256 is split into three pari passu notes, Note A-1 with an original principal balance of $247,302,419, Note A-2 with an original principal balance of $247,302,419 and Note A-3 with an original principal balance of $247,302,419.
Note A-3 will be included in the Trust. Note A-1 was included in the Merrill
Lynch Mortgage Trust 2007-C1 transaction. Note A-2 was included in the Bear
Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction. The pooling and servicing agreement for the Merrill Lynch Mortgage Trust Commercial
Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the DRA / Colonial Office Portfolio Loan.

     THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the "DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are
Delaware limited liability companies or partnerships, each with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office
Portfolio Borrowers was delivered at origination. The DRA / Colonial Office
Portfolio Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate
Investment Trust ("DRA") and Colonial Properties Trust ("Colonial"), (together, the "DRA / Colonial Office Portfolio Sponsors"). The DRA / Colonial Office
Portfolio Sponsors, or their affiliates, own the majority beneficial interest in the DRA / Colonial Office Portfolio Borrowers.

                                       16

     DRA is a registered investment advisor and manages over $8 billion in assets. Since inception in 1994, DRA has acquired more than 80 shopping centers
(totaling over 18 million square feet), over 60 office properties (totaling over
12 million square feet), and 60 multifamily investments (comprised of over
16,000 units in more than 10 markets).

     Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last 37 years, through a series of acquisitions and joint ventures, Colonial has grown into a fully-integrated, publicly traded REIT with market capitalization over $5.6 billion. Colonial is a self-administered and self-managed real estate investment trust that, as of
September 30, 2006, directly owned or managed approximately 39,104 apartment units, approximately 17.6 million square feet of office space and approximately
12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

     THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta,
Georgia; Charlotte, North Carolina; and Austin, Texas markets; one 125,462 square foot shopping center located in Birmingham, Alabama and one 237,191 square foot office/retail mixed use property in Lake Mary, Florida. The DRA /
Colonial Office Portfolio Properties have occupancies that range between 77.3%
and 100.0%. As of June 1, 2007, the DRA / Colonial Office Portfolio Properties
are approximately 93.9% occupied by 618 tenants.

     More specific information about the DRA / Colonial Office Portfolio properties is set forth in the tables below:

                                                                  ALLOCATED                    YEAR
PROPERTY                          LOCATION      PROPERTY TYPE    LOAN AMOUNT    YEAR BUILT   RENOVATED
------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.  Lake Mary, FL        Office      $ 34,630,982  1989 / 1996 /     2002
                                                                                1998-2001

Research Office Park           Austin, TX           Office      $ 26,447,908       2001          NAP

CC at Town Park                Lake Mary, FL        Office      $ 23,265,602    2001-2002 /      NAP
                                                                                   2006
Colonial Place I & II          Tampa, FL            Office      $ 20,379,333    1985-1986        NAP
CC at Colonnade                Birmingham, AL       Office      $ 19,575,196    1988-1989 /     2004
                                                                                   1999
Peachtree Street               Atlanta, GA          Office      $ 15,561,000       1989          NAP
CP Town Park Combined          Lake Mary, FL   Office / Retail  $ 14,764,167       2004          NAP
Concourse Center               Tampa, FL            Office      $ 12,254,067    1982-1984        NAP
CC at Town Park 600            Lake Mary, FL        Office      $ 11,926,964       2002         2004
Riverchase Center              Birmingham, AL       Office      $  9,226,014    1987 / 1990      NAP
International Office Park      Birmingham, AL       Office      $  8,717,915    1987 / 1999     2004
Colonial Center at Bayside     Clearwater, FL       Office      $  8,370,268    1987 / 1994     1997
Colonial Center at Blue Lake   Birmingham, AL       Office      $  7,380,812       1982         2005
Shops at Colonnade - Retail    Birmingham, AL       Retail      $  7,225,554       1989         2004
Colonial Plaza                 Birmingham, AL       Office      $  6,712,260       1982         2004

Esplanade                      Charlotte, NC        Office      $  6,685,518       1981         2005
Maitland Office Building       Maitland, FL         Office      $  5,273,750       1984          NAP
HIBC 1000 Building             Lake Mary, FL        Office      $  4,679,862       1997          NAP

One Independence Plaza         Birmingham, AL       Office      $  4,225,247       1978         2004
------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                          $247,302,419
------------------------------------------------------------------------------------------------------

                                           % OF
                                          TOTAL                                              APPRAISED
PROPERTY                           SF       SF   OCCUPANCY   PRIMARY TENANT                    VALUE
-------------------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.    835,201    16%     84.5%    Symantec Corporation          $129,500,000
Research Office Park             357,689     7%    100.0%    Charles Schwab & Co., Inc.    $ 98,900,000
CC at Town Park                  458,259     9%     98.2%    Pershing, LLC                 $ 87,000,000
Colonial Place I & II            371,473     7%     97.3%    Blue Cross & Blue Shield      $ 77,000,000
CC at Colonnade                  419,387     8%     99.7%    Infinity Insurance Company    $ 73,200,000
Peachtree Street                 309,625     6%     91.5%    Kurt Salmon Associates, Inc.  $ 58,500,000
CP Town Park Combined            237,191     4%     96.4%    Albertson's # 4316            $ 57,000,000
Concourse Center                 294,369     6%     99.6%    HealthPlan Services II        $ 46,300,000
CC at Town Park 600              199,585     4%    100.0%    Fiserv, Inc.                  $ 44,600,000
Riverchase Center                306,143     6%     93.6%    BioHorizons Implant Systems   $ 34,500,000
International Office Park        210,984     4%     99.3%    Command Alkon Inc.            $ 32,600,000
Colonial Center at Bayside       212,882     4%     98.8%    Presidion Solutions/2         $ 31,300,000
Colonial Center at Blue Lake     166,590     3%     99.2%    Colonial Properties Trust     $ 27,600,000
Shops at Colonnade - Retail      125,462     2%     98.3%    Gold's Gym                    $ 28,600,000
Colonial Plaza                   170,850     3%     84.7%    Alabama Gas Corporation       $ 25,100,000
                                                             Homecomings Financial
Esplanade                        202,817     4%     81.7%    Network, Inc.                 $ 25,000,000
Maitland Office Building         155,730     3%     77.3%    Adventist Health System       $ 23,100,000
HIBC 1000 Building                87,066     2%    100.0%    The Sungard                   $ 17,500,000
                                                             Birmingham Gastroenterology
One Independence Plaza           106,216     2%     90.7%    Association                   $ 15,800,000
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         5,227,519   100%     93.9%                                  $933,100,000
-------------------------------------------------------------------------------------------------------

                                                                                    % OF TOTAL
                              CREDIT RATING                          ANNUALIZED     ANNUALIZED        ANNUALIZED
                             (FITCH/MOODY'S/                % OF    UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN BASE      LEASE
TENANT NAME                      S&P) (1)      TENANT NRA    NRA   BASE RENT ($)     BASE RENT     RENT ($ PER NRA)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.       A/A2/A+          357,689     7%    $ 7,945,735           8%            $22.21        Various (2)
Fiserv, Inc.                   --/Baa/BBB+        291,642     6%    $ 5,968,436           6%            $20.46        Various (3)
Infinity Insurance Company        A/A3/A          153,783     3%    $ 3,306,392           3%            $21.50         03/31/2016
Bank of New York                AA-/Aaa/A+        130,630     2%    $ 2,797,890           3%            $21.42        Various (4)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            933,744    18%    $20,018,454          21%            $21.44
---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                    Various        3,972,655    76%    $76,644,924          79%            $19.29          Various
Vacant Space                       NAP            321,120     6%    $         0           0%            $ 0.00            NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          5,227,519   100%    $96,663,378         100%            $19.70
---------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants and has leases containing 87,563 square feet of space expiring
     03/31/2009, while 270,126 square feet of space expires 03/31/2012.

(3)  Fiserv, Inc. has leases containing 93,557 square feet of space expiring
     06/30/2012, while 198,085 square feet expires 07/31/2012.

(4)  Bank of New York has leases containing 62,893 square feet of space expiring
     07/31/2011, while 67,737 square feet expires 10/31/2016.

                                       17

                                         LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES   TOTAL SF    % OF TOTAL   CUMULATIVE TOTAL   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR        EXPIRING    EXPIRING   SF EXPIRING      SF EXPIRING       SF EXPIRING     RENT PER SF EXPIRING
-------------------------------------------------------------------------------------------------------------

  Vacant           --       321,120        6%             321,120              6%               $ 0.00
   MTM             54       175,971        3%             497,091             10%               $18.90
   2007            51       241,612        5%             738,703             14%               $19.74
   2008           118       524,610       10%           1,263,313             24%               $20.41
   2009           113       628,671       12%           1,891,984             36%               $19.47
   2010            92       426,178        8%           2,318,162             44%               $20.29
   2011            86       787,736       15%           3,105,898             59%               $20.27
   2012            42       890,783       17%           3,996,681             77%               $20.40
   2013            18       231,456        4%           4,228,137             81%               $20.06
   2014             9       134,676        3%           4,362,813             84%               $16.51
   2015            12       274,537        5%           4,637,350             89%               $19.58
   2016            14       318,037        6%           4,955,387             95%               $19.57
   2017             3       159,766        3%           5,115,153             98%               $20.11
Thereafter          6       112,366        2%           5,227,519            100%               $10.29

(1)  The information in the table is based on the underwritten rent roll as of
     06/01/2007.

     PROPERTY MANAGEMENT. The DRA / Colonial Office Portfolio Properties are
managed by Colonial Properties Services, Inc., an affiliate of the DRA /
Colonial Office Portfolio Sponsors.

     ADDITIONAL INDEBTEDNESS. The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (collectively, the "DRA / Colonial
Office Portfolio Pari Passu Notes") and, together with the DRA / Colonial Office
Portfolio Loan (the "DRA / Colonial Office Portfolio Loan Group") has an
aggregate principal balance of $741,907,256. The DRA / Colonial Office Portfolio
Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office
Portfolio Loan. The DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office
Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial
Office Portfolio Pari Passu Notes will be held outside of the trust. The initial
$247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the $247,302,419 A-2 Note was included in the Bear Stearns
Commercial Mortgage Securities Trust 2007-PWR17 transaction.

     The DRA / Colonial Office Portfolio Loan permits the DRA / Colonial Office
Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the loan to value ratio following the incurrence of mezzanine debt is not greater than 80%; (iv) the maturity date of the mezzanine loan is on or after the maturity date of the DRA / Colonial Office Portfolio Loan; (v) an intercreditor agreement has been delivered; and (vi) rating agency confirmation of no downgrade has been obtained.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. After the expiration of the lockout period, an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan Group is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group; (ii) the debt service coverage ratio after the release is at least equal to 1.41x; (iii) the loan to value ratio after the release is not greater than
79.5%; (iv) no event of default has occurred and is continuing; and (v) other customary provisions set forth in the loan documents. If the debt service coverage ratio and/or loan to value ratio tests above would not be satisfied, the DRA / Colonial Office Portfolio Borrowers, may either (a) increase the release price to an amount which would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied or (b) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan Group, would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied.

     At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida
(the "Colonial Town Park Property") may be released from the DRA / Colonial
Office Portfolio, subject to the satisfaction of certain conditions, including:
(i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property; (ii) a condominium regime is established in which the residential portion of the Colonial Town Park
Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units; (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.
The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for underwriting purposes and was not included in the property's valuation.

                                       18

     At any time, the portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the DRA / Colonial Office Portfolio mortgage, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1) the net proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b)
any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office Portfolio Loan
Group being prepaid; (ii) a legal subdivision is completed between the Ruth's
Chris Property and the remainder of the Colonial Town Park Property;, (iii) no event of default has occurred and is continuing; and (iv) other customary provisions set forth in the loan documents.

     At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center
Parkway, Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties; (ii) no event of default has occurred and is continuing; and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for
underwriting purposes and was not included in the property's valuation.

     SUBSTITUTION PROVISIONS. An individual property may be released from the
DRA / Colonial Office Portfolio Loan mortgage and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the loan to value ratio following the substitution is not greater than 79.5%; (ii) the debt service coverage ratio following the substitution is equal to or greater than 1.41x; (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office Portfolio Loan Group;
(iv) no more than 50% of the individual properties may be substituted; (v) no event of default has occurred and is continuing; and (vi) other customary provisions set forth in the loan documents.

     ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan Group may
be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan Group will be severed into
(a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Group debt, reduced by the amount of the Partial Assumption Loan; (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 (following the
Future Advance and $44,116,711 prior to the Future Advance); (iii) the debt service coverage ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is equal to or greater than 1.41x; (iv)
the loan to value ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is not greater than 79.5%; (v) the debt service coverage ratio for the individual properties securing the Partial
Assumption Loan is equal to or greater than 1.20x; (vi) the loan to value ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%; (viii) the lender receives an assumption fee; (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards; (x) no event of default has occurred and is continuing; and (xi) other customary provisions set forth in the loan documents.

                                       19

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

                               [6 PHOTOS OMITTED]

                                       20

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

                                 [MAPS OMITTED]

                                       21

                      MORTGAGE LOAN NO. 2 -- GGP PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PCFII

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $156,000,000

CUT-OFF DATE BALANCE: (1)          $156,000,000

FIRST PAYMENT DATE:                01/01/2008

INTEREST RATE:                     6.16160%

AMORTIZATION TERM:                 Interest Only

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     02/01/2013

EXPECTED MATURITY BALANCE: (1)     $156,000,000

SPONSOR:                           General Growth Properties, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance for the
                                   following 34 payments, and open to prepayment
                                   without premium thereafter through the
                                   maturity date

CUT-OFF DATE BALANCE PER SF: (1)   $130.44

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)      Springing
                                   Insurance: (2)     Springing
                                   Replacement: (3)   Springing
                                   TI/LC: (4)         Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    AA/AAA/AAA

SINGLE ASSET/PORTFOLIO:            Portfolio

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Regional Mall

LOCATION:                          Various - See Table

YEAR BUILT/RENOVATED:              1976, 1985, 2005 / 1999, 2004

PERCENT LEASED (AS OF):            97.3% (11/15/2007)

NET RENTABLE AREA:                 1,195,929

THE COLLATERAL:                    Two regional malls located in Champaign, IL
                                   and Columbia, MO

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               General Growth Management, Inc.

3RD MOST RECENT NOI (AS OF):       $20,661,308 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):       $21,627,823 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):           $20,784,127 (TTM 08/31/2007)

U/W NET OP. INCOME:                $22,308,840

U/W NET CASH FLOW:                 $21,310,758

U/W OCCUPANCY:                     97.3%

APPRAISED VALUE (AS OF):           $330,600,000 (08/30/2007 and 09/13/2007)

CUT-OFF DATE LTV RATIO: (1)        47.2%

LTV RATIO AT MATURITY: (1)         47.2%

U/W DSCR: (1)                      2.19x

U/W DSCR POST IO:                  NAP

--------------------------------------------------------------------------------

(1)  The $156,000,000 mortgage loan represents an A-Note portion ("A-Note") of a
     $196,000,000 first mortgage loan split into an A-Note and a B-Note. The
     $40,000,000 B-Note portion ("B-Note") is not included in the trust. All
     LTV, DSCR and Cut-off Date Balance per SF numbers presented are based soley on the $156,000,000 A-Note financing. The aggregate DSCR including the
     A-Note and B-Note is 1.77x. The total aggregate Cut-Off Date LTV Ratio based on the A-Note and B-Note is 59.3%.

(2)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $15,048, to be capped at $180,576.

(4)  Upon the occurrence of an event of default or the failure of the GGP
     Portfolio Properties to maintain a 1.15x DSCR for 12 consecutive months, the GGP Portfolio Borrower is required to begin monthly deposits in the amount of $60,191, to be capped at $722,292.

THE GGP PORTFOLIO LOAN.

     THE LOAN. The second largest loan (the "GGP Portfolio Loan") is a
$156,000,000 A-Note portion of a $196,000,000 first mortgage loan split into an
A-Note and a B-Note secured by the borrower's fee interest in a single-level enclosed regional shopping center and associated retail center, consisting of a total of 399,211 square feet located in Columbia, Missouri and a single-story regional shopping center and retail center consisting of a total of 796,718 square feet located in Champaign, Illinois (the "GGP Portfolio Properties").

     THE BORROWER. The borrowers are Columbia Mall L.L.C. and Champaign Market
Place L.L.C. (collectively, the "GGP Portfolio Borrower"), each of which has GGP
Limited Partnership (100% ownership and managing member) as its sole member. GGP
Limited Partnership is made up of General Growth Properties, Inc. ("GGP") (81%
general partnership) and outside limited partners (19%). GGP has over 50 years of experience and currently owns or manages a portfolio of more than 200 regional shopping malls in 45 states, and has ownership interest in master planned community developments and commercial office buildings. GGP's portfolio totals approximately 200 million square feet and includes over 24,000 retail stores nationwide.

                                       22

     THE PROPERTIES. The GGP Portfolio Properties consist of two regional shopping centers (respectively, the "Columbia Mall Property" and the
"Marketplace Shopping Center Property"). The Columbia Mall Property consists of a 399,211 square foot single-level, enclosed regional shopping center and associated retail center of which 313,239 square feet is in-line shop space including tenants such as Jos. A. Bank, Chico's, Coldwater Creek, Ann Taylor, and Talbots. The Columbia Mall Property is part of a larger shopping mall totaling 743,934 square feet, with approximately 100 retail stores featuring anchor tenants such as Dillard's, JCPenney, Sears and Target (Dillard's,
JCPenney and Target are not part of the collateral). The Columbia Mall Property was built in 1985 and renovated in 2004. The renovation in 2004 included a redesigned and expanded cafe court featuring a carousel, a soft play area, additional soft seating areas, new family restrooms, additional skylights, new paint and color scheme, and new overhead lighting.

     The Columbia Mall Property is located at 2300 Bernadette Drive along the southwest quadrant of the I-70/Hwy 740 (N. Stadium Blvd) interchange in
Columbia, Missouri. I-70 is a major east/west arterial that provides access to the Kansas City and St. Louis MSA, both of which are of approximately equal distance (125 miles) from the City of Columbia. The University of
Missouri-Columbia is located approximately 1-2 miles southeast of the property, while Columbia College is located approximately 3.5 miles east of the property.

     The Marketplace Shopping Center Property consists of 796,718 square feet of which 674,352 square feet is a single-story regional shopping center and 122,366 square feet is a retail center. The Marketplace Shopping Center Property is part of a larger shopping center, totaling 1,045,490 square feet, and includes anchor tenants such as Macy's and Kohl's (Macy's and Kohl's are not part of the collateral). The Marketplace Shopping Center Property features approximately 95 retail tenants and 6 food court tenants. Anchor tenants with respect to the
Marketplace Shopping Center Property include Bergner's, Sears and JCPenney.
Other tenants at the Marketplace Shopping Center Property include Gordman's,
Office Depot, Hancock Fabrics, Coldwater Creek, Ann Taylor Loft, J. Jill, and
Portrait Innovations. The Marketplace Shopping Center Property was originally developed in 1976 with an addition built in 2005 and the most recent renovation taking place in 1999.

     The Marketplace Shopping Center Property is located at 2000 North Neil
Street, just north of the I-74/ N. Neil St interchange in Champaign, Illinois.
I-74 is a major east/west arterial in Champaign, which also connects with I-57 two miles west of the Marketplace Shopping Center Property. I-57 is another major north/south arterial that provides access to the Chicago CBD approximately
134 miles north of the Marketplace Shopping Center Property. The Marketplace
Shopping Center Property is located approximately 2 miles north of downtown
Champaign and approximately 3 miles north of the University of Illinois at
Urbana-Champaign campus. Other major retailers near the Marketplace Shopping
Center Property include Lowe's, Circuit City, Target, Staples, PetSmart, Dick's
Sporting Goods, Best Buy, Michael's, Shoe Carnival, Meijer, Borders, Barnes &
Noble, Wal-Mart and Beverly Theaters.

     More specific information about the GGP Portfolio Properties is set forth in the tables below:

                                                                        ALLOCATED
                                                      YEAR BUILT /    CUT-OFF LOAN             PERCENT                 APPRAISED
                   PROPERTY          LOCATION          RENOVATED         BALANCE      NRA       LEASED    U/W NCF        VALUE
---------------------------------------------------------------------------------------------------------------------------------

Marketplace Shopping Center         Champaign, IL  1976, 2005 / 1999  $ 84,400,000    796,718    97.4%  $11,615,537  $185,600,000
Columbia Mall                       Columbia, MO     1985 / 2004      $ 71,600,000    399,211    97.0%  $ 9,695,221  $145,000,000
---------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WEIGHTED AVERAGE                                    $156,000,000  1,195,929    97.3%  $21,310,758  $330,600,000
---------------------------------------------------------------------------------------------------------------------------------

                                                   CREDIT RATING (FITCH/
ANCHOR          PARENT COMPANY          PROPERTY      MOODY'S/S&P)(1)       NRA    COLLATERAL INTEREST
------------------------------------------------------------------------------------------------------

Sears      Sears Holding Corporation      Both           BB/Ba1/BB+       236,904         Yes
Bergner's  The Bon-Ton Stores, Inc    Marketplace         --/B3/B         154,302         Yes
JCPenney   J.C. Penney Company, Inc       Both         BBB/Baa3/BBB-      214,870        Yes/No(2)
Macy's     Macy's, Inc.               Marketplace       BBB/Baa2/BBB      149,980          No
Target     Target Corporation           Columbia          A+/A1/A+        100,750          No
Dillard's  Dillard's, Inc.              Columbia         BB/B1/BB+        100,000          No
Kohl's     Kohl's Corporation         Marketplace      BBB+/Baa1/BBB+      92,212          No

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  JCPenney has 80,532 square feet located in the Marketplace Shopping Center
     Property which is part of the GGP Portfolio collateral and 134,338 square feet located in the Columbia Mall which is not part of the GGP Portfolio collateral.

                                       23

                                                                                         % OF TOTAL    ANNUALIZED
                          CREDIT RATING                                   ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             (FITCH/                     TENANT    % OF  UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME       MOODY'S/S&P) (1)   PROPERTY        NRA     NRA   BASE RENT ($)    BASE RENT    ($ PER NRA)   EXPIRATION
------------------------------------------------------------------------------------------------------- --------------------------

Sears                      BB/Ba1/BB+        Both        236,904   20%    $   480,144         3%         $ 2.03     10/31/2010 (2)
Bergner's                   --/B3/B       Marketplace    154,302   13%    $   438,516         2%         $ 2.84       02/01/2012
JCPenney                  BBB/Baa3/BBB-   Marketplace     80,532    7%    $   538,956         3%         $ 6.69       01/31/2015
Gordman's                   --/--/--      Marketplace     49,770    4%    $   535,032         3%         $10.75       01/31/2011
MC Sporting Goods           --/--/--       Columbia       28,606    2%    $   343,272         2%         $12.00       09/30/2018
Gap/Gap Kids/Baby Gap     BB+/Ba1/BB+        Both         26,104    2%    $   663,828         4%         $25.43      Various (3)
Barnes & Noble              --/--/--       Columbia       25,091    2%    $   375,000         2%         $14.95       01/31/2012
Finish Line                 --/--/--         Both         17,306    1%    $   419,100         2%         $24.22      Various (4)
Forever 21                  --/--/--      Marketplace     12,520    1%    $   377,775         2%         $30.17       10/31/2017
------------------------------------------------------------------------------------------------------- --------------------------
TOTAL/WEIGHTED AVERAGE                                   631,135   53%    $ 4,171,623        24%         $ 6.61
------------------------------------------------------------------------------------------------------- --------------------------
Other Tenants               Various          Both        532,042   44%    $13,438,249        76%         $25.26        Various
Vacant Space                  NAP            Both         32,752    3%    $         0         0%         $ 0.00          NAP
------------------------------------------------------------------------------------------------------- --------------------------
TOTAL/WEIGHTED AVERAGE                                 1,195,929  100%    $17,609,873       100%         $15.14
------------------------------------------------------------------------------------------------------- --------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  The lease expiration date for Sears relates to its space at both the
     Columbia Mall Property and the Marketplace Shopping Center Property.

(3)  For Gap/Gap Kids/Baby Gap, the lease for 20,859 square feet in the
     Marketplace Shopping Center Property will expire on January 31, 2012 and the lease for 5,245 square feet in the Columbia Mall Property will expire on June 30, 2008.

(4)  For Finish Line, the lease for 12,788 square feet in the Marketplace
     Shopping Center Property will expire on January 31, 2010 and the lease for
     4,518 square feet in the Columbia Mall Property will expire on February 28,
     2015.

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                      AVERAGE U/W
            # OF LEASES  TOTAL SF  % OF TOTAL SF  CUMULATIVE TOTAL  CUMULATIVE % OF  BASE RENT PER
   YEAR       EXPIRING   EXPIRING     ROLLING       SF EXPIRING       SF EXPIRING     SF EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant         --        32,752        3%              32,752             3%           $ 0.00
   2007           2         5,331        0%              38,083             3%           $ 0.00
   2008          17        42,832        4%              80,915             7%           $15.27
   2009          20        97,998        8%             178,913            15%           $16.39
   2010          35       314,582       26%             493,495            41%           $ 9.64
   2011          12        77,561        6%             571,056            48%           $18.57
   2012          17       256,444       21%             827,500            69%           $10.18
   2013          13        46,140        4%             873,640            73%           $25.47
   2014          17        28,789        2%             902,429            75%           $35.39
   2015          10       113,704       10%           1,016,133            85%           $12.15
   2016          12        38,970        3%           1,055,103            88%           $33.02
   2017          18        65,874        6%           1,120,977            94%           $27.83
Thereafter       23        74,952        6%           1,195,929           100%           $20.97

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The GGP Portfolio Properties are managed by General
Growth Management, Inc., which is an affiliate of the GGP Portfolio Borrower.

     ADDITIONAL INDEBTEDNESS. The $156,000,000 mortgage loan represents an
A-Note portion of a $196,000,000 first mortgage loan split into an A-Note and a
B-Note. The $40,000,000 B-Note portion is not included in the trust. All LTV,
DSCR and Cut-off Date Balance per SF numbers presented are based soley on the
$156,000,000 A-Note financing. The aggregate DSCR including the A-Note and
B-Note is 1.77x. The aggregate Cut-off Date LTV Ratio based on the A-Note and
B-Note is 59.3%.

     Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the GGP Portfolio Loan and related B-Note will not result in an aggregate
LTV greater than 70% or DSCR less than 1.74x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii)
confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     PARTIAL DEFEASANCE. The GGP Portfolio Loan documents also permit a defeasance of a portion of the GGP Portfolio Loan and the related B-Note equal to 125% of the allocated loan amount of the applicable individual property and obtain a release of the applicable individual property provided that certain conditions are satisfied which include (but are not limited to) the following:
(a)

                                       24

delivery of (i) a note (the "Defeased Note") having a principal balance equal to the defeased portion of the original note and (ii) a note having a principal balance equal to the undefeased portion of the original note; (b) delivery of the defeasance collateral and delivery of a certificate of the GGP Portfolio
Borrower's independent certified public accountant certifying that the defeasance collateral will generate monthly amounts on or prior to each successive payment date equal to or greater than the scheduled monthly payments due under the applicable Defeased Note; (c) the applicable rating agencies confirmed that the defeasance will not result in a downgrade, withdrawal or qualification of the ratings of the series 2007-PWR18 certificates, (d) delivery of a REMIC opinion; and (e) after giving effect to the partial defeasance, (i)
the DSCR for the undefeased property (based on debt service due under the undefeased notes for the GGP Portfolio Loan and related B-Note) will be at least equal to the greater of 1.74x or the DSCR for the 12 calendar months preceding the defeasance (without giving effect to the release of the property subject to the partial defeasance) and (ii) the loan to value ratio for the undefeased property (based on the loan to value ratio of the undefeased notes for the GGP
Portfolio Loan and related B-Note) will not be greater than the lesser of 59.3%
or the loan to value ratio immediately preceding the date of the partial defeasance (without giving effect to the release of the property subject to the partial defeasance).

     SUBSTITUTION PROVISIONS. One property may be released from the GGP
Portfolio Loan mortgage and a comparable property substituted in its place subject to the satisfaction of certain conditions, including (i) the combined loan to value ratio (based on the GGP Portfolio Loan and related B-Note)
following the substitution is not greater than 56.5%; (ii) the combined DSCR
(based on the GGP Portfolio Loan and related B-Note) shall not be less than
1.83x; (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the substitution; (iv) the new property is used as a retail shopping center substantially of the nature of the substituted property;
and (v) the substitution may not occur anytime after the date that is six (6)
months prior to the maturity date of the GGP Portfolio Loan.

                                       25

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                       26

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

                                 [MAPS OMITTED]

                                       27

              MORTGAGE LOAN NO. 3 -- SOLO CUP INDUSTRIAL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $97,500,000

CUT-OFF DATE BALANCE:             $97,500,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.25000%

AMORTIZATION TERM:                Months 1-24: Interest Only
                                  Months 25-120: 316 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2017

EXPECTED MATURITY BALANCE:        $83,402,010

SPONSORS:                         Angelo, Gordon & Co. & iStar Financial

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  Greater of 3% or yield maintenance for the
                                  first 23 payments, with the greater of 1% or
                                  yield maintenance thereafter prior to the
                                  maturity date

CUT-OFF DATE BALANCE PER SF:      $28.30

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Taxes: (1)               Springing
                                  Insurance: (1)              Springing
                                  Replacement: (2)            Springing
                                  Deferred Maintenance: (3)   Springing
                                  Environmental: (4)          Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Portfolio

PROPERTY TYPE:                    Industrial

PROPERTY SUB-TYPE:                Warehouse/Distribution

LOCATION:                         Various - See Table

YEAR BUILT/RENOVATED:             Various - See Table

PERCENT LEASED (AS OF):           100.0% (12/01/2007)

NET RENTABLE AREA:                3,445,000

THE COLLATERAL:                   Six warehouse/distribution industrial
                                  properties

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Self-managed by the tenant

3RD MOST RECENT NOI (AS OF):      NAP

2ND MOST RECENT NOI (AS OF):      NAP

MOST RECENT NOI (AS OF):          NAP

U/W NET OP. INCOME:               $10,485,869

U/W NET CASH FLOW:                $9,447,773

U/W OCCUPANCY:                    90.0%

APPRAISED VALUE (AS OF): (5)      $139,350,000 (Various)

CUT-OFF DATE LTV RATIO:           70.0%

LTV RATIO AT MATURITY:            59.9%

U/W DSCR:                         1.53x

U/W DSCR POST IO:                 1.25x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves will spring if an event of default under the loan occurs or the borrower fails to provide evidence of payment of taxes and insurance premiums.

(2)  Upon occurrence and continuance of an event of default under the loan or tenant defaults under the capital expenditures section of its lease, quarterly escrows, due on the first day of January, April, July and
     October, will be required at $0.22 per leasable square foot at the Solo Cup
     Industrial Portfolio Properties.

(3)  At origination, lender's engineer identified $203,195 in deferred maintenance items. To the extent any such items are not completed by August
     1, 2008, borrower will be required to escrow 125% of the cost for the uncompleted items.

(4)  If at any time (a) the outstanding principal balance of the loan is less than $20,000,000, (b) the Chicago, IL property has not been released and
     (c) lender has not received evidence that either (i) certain environmental conditions at the the Chicago, IL property have been fully remediated or
     (ii) borrower or tenant has obtained an environmental insurance policy, borrower is required to escrow with lender an amount equal to $400,000 less two percent of the outstanding principal balance of the loan.

(5)  Appraised values for all of the properties are as of May 2007 with the exception of the Dallas, TX property, which is as of July 2007.

THE SOLO CUP INDUSTRIAL PORTFOLIO LOAN.

     THE LOAN. The third largest loan (the "Solo Cup Industrial Portfolio Loan")
is a $97,500,000 loan secured by six cross-collateralized and cross-defaulted first priority mortgages on six full warehouse/distribution industrial centers located in Texas, Illinois, Maryland and Georgia (the "Solo Cup Industrial
Portfolio Properties").

     THE BORROWER. The borrower is SCC Distribution Centers LLC, a Delaware limited liability company (the "Solo Cup Industrial Portfolio Borrower") that owns no material assets other than the Solo Cup Industrial Portfolio Properties and related interests. The Solo Cup Industrial Portfolio Borrower is indirectly owned by affiliates of Angelo, Gordon & Co. ("Angelo Gordon") and iStar
Financial ("iStar"). Angelo Gordon was founded in 1988 and, together with its affiliates, currently manages an investment portfolio of approximately $15 billion. Angelo Gordon began investing in commercial real estate in 1993 and has acquired properties with an aggregate cost in excess of $5 billion. iStar began its business in 1993 and operated as part of a private company until 1998.
During that time, iStar raised over $750 million in equity capital from leading institutional and high-net worth investors. As of September 30, 2007, iStar's investment portfolio controlled $10.7 billion of loans and $3.9 billion in lease receivables in relation to direct equity investments in property. iStar is rated
BBB/Baa2/BBB by Fitch/Moody's/S&P.

     THE PROPERTIES. The Solo Cup Industrial Portfolio Properties consist of six buildings totaling 3,445,000 square feet that are located in Texas, Illinois,
Maryland and Georgia. The Solo Cup Industrial Portfolio Properties were built between 1947 and 1977, and most have since been renovated. The Solo Cup
Industrial Portfolio Properties are situated on sites ranging from 17 to 47

                                       28

acres. The six individual facilities contain between 9 and 77 loading docks and have clearance heights ranging from 18 to 30 feet. In total, the Solo Cup
Industrial Portfolio Properties consist of approximately 96%
warehouse/distribution space and approximately 4% office space. The six Solo Cup
Industrial Portfolio Properties are 100.0% leased to the Solo Cup Operating
Corporation ("Solo Cup") on a single lease expiring on June 30, 2027. Solo Cup is a private, publicly reporting company headquartered in Highland Park,
Illinois. The company was founded in 1936, and as of November 14, 2007 Solo Cup had grown to be an organization worth $2.2 billion with a presence in the United
States, Canada, Europe, Mexico and Panama. Solo Cup is a producer of disposable foodservice products, with vendor relations with companies such as Starbucks,
McDonalds, Wal-Mart and Sysco. The Solo Cup Industrial Properties are utilized by Solo Cup as core hub locations within the firm's "hub and spoke" system for manufacturing, warehousing and distribution. Each facility is located within a specific geographical region to provide efficient access to Solo Cup's manufacturing sites in North America.

     More specific information about each of the Solo Cup Industrial Portfolio
Properties is set forth in the tables below:

                                                                          ALLOCATED CUT-OFF               PERCENT     APPRAISED
PROPERTY                     LOCATION          YEAR BUILT / RENOVATED     DATE LOAN BALANCE      NRA       LEASED       VALUE
--------------------------------------------------------------------------------------------------------------------------------

Dallas, TX                  Dallas, TX          1967 / 1981, 1986            $32,788,889      1,220,000     100%      47,900,000
Chicago, IL                Chicago, IL      1967, 1968, 1976-1977 / NAP      $24,555,555        820,000     100%      34,000,000
Federalsburg, MD         Federalsburg, MD    1974 / 1986, 1999, 2000         $14,155,556        405,000     100%      19,500,000
Conyers, GA                Conyers, GA           1967-1976 / NAP             $10,496,296        367,000     100%      14,500,000
Augusta, GA                Augusta, GA          1947 / 1959, 1982            $ 9,003,704        364,000     100%      13,450,000
Urbana, IL                  Urbana, IL             1957 / 1991               $ 6,500,000        269,000     100%      10,000,000
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                       $97,500,000      3,445,000     100%    $139,350,000
--------------------------------------------------------------------------------------------------------------------------------

                                                                                             % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                    % OF       ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/MOODY'S/                PORTFOLIO   UNDERWRITTEN    UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                            S&P)        TENANT NRA      NRA      BASE RENT ($)     BASE RENT    ($ PER NRA)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Solo Cup Operating Corporation       --/--/--       3,445,000      100%     $11,687,000         100%          $3.39       06/30/2027
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              3,445,000      100%     $11,687,000         100%          $3.39
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                           NAP                 0        0%     $         0           0%          $0.00          NAP
Vacant Space                            NAP                 0        0%     $         0           0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              3,445,000      100%     $11,687,000         100%          $3.39
------------------------------------------------------------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE (1)

                                                                                                     AVERAGE U/W BASE
            # OF LEASES   TOTAL SF                          CUMULATIVE TOTAL SF  CUMULATIVE % OF SF     RENT PER SF
   YEAR       EXPIRING    EXPIRING  % OF TOTAL SF EXPIRING        EXPIRING            EXPIRING           EXPIRING
---------------------------------------------------------------------------------------------------------------------

  Vacant         --             --           --                         --                --                  --
   2007          --             --           --                         --                --                  --
   2008          --             --           --                         --                --                  --
   2009          --             --           --                         --                --                  --
   2010          --             --           --                         --                --                  --
   2011          --             --           --                         --                --                  --
   2012          --             --           --                         --                --                  --
   2013          --             --           --                         --                --                  --
   2014          --             --           --                         --                --                  --
   2015          --             --           --                         --                --                  --
   2016          --             --           --                         --                --                  --
   2017          --             --           --                         --                --                  --
Thereafter        1      3,445,000          100%                 3,445,000               100%              $3.39

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Solo Cup Industrial Portfolio Properties are
self-managed by the tenant, Solo Cup.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits the release of properties subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing under the loan; (2) payment of an amount equal to 125% of the allocated loan amount for the property being released, along with the applicable prepayment premiums; (3) after giving effect to such release, the loan to value ratio on the remaining properties does not exceed

                                       29

75%; (4) after giving effect to such release, the debt service coverage ratio for the remaining properties following the release equals or exceeds the greater of (a) 1.25x based on a loan constant equal to the greater of (i) the actual constant and (ii) 7.33% and (b) the debt service coverage ratio calculated immediately upon the previous release, if any, and (5) after giving effect to such release, the sole individual property then remaining is not the Dallas, TX property.

     SUBSTITUTION OF PROPERTIES. The Solo Cup Industrial Portfolio Loan permits substitution of any of the Solo Cup Industrial Portfolio Properties with another comparable property of like kind and quality subject to the satisfaction of certain requirements and conditions including, but not limited to the following:
(1) no event of default has occurred and is continuing under the loan; (2) the fair market value of the substitute property is not less than the fair market value of the substituted property immediately preceding the substitution; and
(3) lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade of the ratings assigned to the series 2007-PWR18 certificates.

                                       30

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       31

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                               [4 PHOTOS OMITTED]

                                       32

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

                                  [MAP OMITTED]

                                       33

                  MORTGAGE LOAN NO. 4 -- HUNTERS BRANCH I & II

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $88,000,000

CUT-OFF DATE BALANCE:             $88,000,000

FIRST PAYMENT DATE:               11/01/2007

INTEREST RATE:                    6.09000%

AMORTIZATION TERM:                Interest Only

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    10/01/2017

EXPECTED MATURITY BALANCE:        $88,000,000

SPONSORS:                         Brent K. Pratt; Clayton F. Foulger; Bryant F.
                                  Foulger; John Austin; Richard Perlmutter

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  26-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 90 payments, and open to prepayment
                                  without premium thereafter through the
                                  maturity date

CUT-OFF DATE BALANCE PER SF:      $223.83

UP-FRONT RESERVES:                Other: (1)           $2,400,000

ONGOING RESERVES:                 RE Taxes:            $79,125 / month
                                  Insurance:           $8,438 / month
                                  TI/LC: (2)           Springing
                                  Net Cash Flow: (3)   Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Suburban

LOCATION:                         Fairfax, VA

YEAR BUILT/RENOVATED:             1987, 1989 / NAP

PERCENT LEASED (AS OF):           99.0% (09/20/2007)

NET RENTABLE AREA:                393,159

THE COLLATERAL:                   Two 12-story office buildings and a 5-story
                                  parking garage located in Fairfax, VA

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              FP-Argo Management, LC

3RD MOST RECENT NOI (AS OF):      $6,889,316 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):      $7,101,594 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):          $7,683,045 (TTM 12/31/2006)

U/W NET OP. INCOME:               $7,970,507

U/W NET CASH FLOW:                $7,399,255

U/W OCCUPANCY:                    95.0%

APPRAISED VALUE (AS OF):          $145,200,000 (08/16/2007)

CUT-OFF DATE LTV RATIO:           60.6%

LTV RATIO AT MATURITY:            60.6%

U/W DSCR:                         1.36x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  At loan origination, the Hunters Branch I & II Borrower posted cash in the amount of $2,400,000. The escrow will be released to the Hunters Branch I &
     II Borrower upon the receipt of an estoppel certificate from ICF with acknowledgement that any and all disputes with the Hunters Branch I & II
     Borrower relating to overcharges for electricity have been resolved.

(2)  Commencing on the payment date twelve months prior to the expiration date of the ICF lease and continuing until tenant improvements are completed and lessee's estoppel is received, the Hunters Branch I & II Borrower must deposit a monthly amount of $166,667.

(3)  Upon the occurrence of an event of default, the Hunters Branch I & II
     Borrower is required to deposit, monthly, excess cashflow from the property after debt service and operating expenses, based on the most recent trailing 12 month quarterly operating statements.

THE HUNTERS BRANCH I & II LOAN.

     THE LOAN. The fourth largest loan (the "Hunters Branch I & II Loan") is a
$88,000,000 mortgage loan secured by the borrower's fee interest in two 12-story office buildings (and ground lease interest in the underlying land) containing a combined total of 393,159 square feet and a 5-story parking garage known as the
Hunters Branch I & II, located in Fairfax, Virginia (the "Hunters Branch I & II
Property").

     THE BORROWER. The borrower is Hunters Branch Partners, L.L.C. ("Hunters
Branch I & II Borrower"). The Hunters Branch I & II Borrower is 20% owned by IFA
Nutley Partners, LLC ("IFA") (its managing member) and 80% owned by HMCE
Associates, LP ("HMCE"). HMCE is an entity comprised of members of the Marriott family, Clark Construction, and Evans Construction. Clayton Foulger, Bryant
Foulger, Brent Pratt, Richard Permutter, and John Austin are the non-recourse carveout guarantors and each have approximately 26 years of real estate experience. The land is owned separately by J. Willard Marriott, Jr., and
Richard E. Marriott and ground leased to the Hunters Branch I & II Borrower.
Those individuals' ownership interest in the land is subordinated to the Hunters
Branch I & II Loan.

                                       34

     Between 2007 and 2012, IFA's equity interest in the Hunters Branch I & II
Borrower will increase 12% per year without any further payment to HMCE. In
2012, IFA will have an option to purchase the remaining 20% interest in the
Hunters Branch I & II Borrower as well as the land from the fee owners.

     THE PROPERTY. The Hunters Branch I & II Property consists of two, 12-story office buildings (respectively, "Hunters Branch I" and "Hunters Branch II") and
a 5-story parking garage situated on approximately 14 acres of land in Fairfax,
Virginia. Hunters Branch I was constructed in 1987 and contains 198,943 square feet. The building contains five elevators with one freight elevator and a fitness center. Hunters Branch II was constructed in 1989 and contains 194,216 square feet. The building contains six elevators, a fitness facility, and a deli. Hunters Branch I & II have separate lobbies, however, they are connected by a common walkway from the parking garage. Both buildings provide access to the Vienna Metro Station via a shuttle that runs every 15 minutes during business hours. The property is in a campus-like environment with nature trails and hiking and biking paths. Parking is provided for 1,495 vehicles (3.80/1,000 square feet), of which 1,464 parking spaces are in the parking garage.

     The Hunters Branch I & II Property is located at 9300 & 9302 Lee Highway in the city of Fairfax, Fairfax County, Virginia. Lee Highway extends from the city of Alexandria to Loudoun County and provides linkage to the city of Fairfax, the
Capital Beltway, and Seven Corners. The property is located a half mile south of
Interstate 66, which is a major east-to-west interstate in Northern Virginia.
Within Fairfax County, Interstate 66 is a main commuter route providing linkage to the Fairfax County Parkway, Chain Bridge Road (Route 123), and the Capital
Beltway and eastward to downtown Washington, D.C. The property is approximately
14 miles west of the District of Columbia, 17 miles southeast of Washington
Dulles International Airport, and 4 miles west of the Capital Beltway. The
Vienna Metro Station is approximately a half mile north of the Hunters Branch I
& II Property.

     More specific information about the Hunters Branch I & II Property is set forth in the tables below:

                                                                                     % OF TOTAL     ANNUALIZED
                              CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                 (FITCH/                     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
       TENANT NAME          MOODY'S/S&P) (1)    TENANT NRA    NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

ICF International                --/--/--         188,238     48%    $ 5,317,402         47%           $28.25     Various (2)
Odin, Feldman, Pittelman         --/--/--          41,459     11%    $ 1,177,648         10%           $28.41     Various (3)
The Hospices of NC Region        --/--/--          32,038      8%    $ 1,221,628         11%           $38.13      10/31/2012
SY Coleman Corporation           --/--/--          20,384      5%    $   579,253          5%           $28.42      02/28/2011
Century Business Services        --/--/--          17,053      4%    $   529,221          5%           $31.03      02/14/2010
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            299,172     76%    $ 8,825,152         78%           $29.50
-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP            90,117     23%    $ 2,426,942         22%           $26.93       Various
Vacant Space                        NAP             3,870      1%    $         0          0%           $ 0.00         NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            393,159    100%    $11,252,094        100%           $28.90
-----------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  For ICF International, the lease for 165,929 square feet will expire on
     October 29, 2012 and the lease for 22,309 square feet will expire on
     October 31, 2012.

(3)  For Odin, Feldman, Pittelman, the lease for 36,857 square feet will expire on October 31, 2012 and the lease for 4,602 square feet will expire on
     November 30, 2012.

                           LEASE ROLLOVER SCHEDULE (1)

---------------------------------------------------------------------------------------------
                                                   CUMULATIVE   CUMULATIVE     AVERAGE U/W
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF      % OF SF    BASE RENT PER SF
   YEAR        EXPIRING    EXPIRING   SF ROLLING    EXPIRING     EXPIRING        EXPIRING
---------------------------------------------------------------------------------------------

  Vacant          --          3,870        1%          3,870         1%               --
   2007           --             --       --           3,870         1%               --
   2008            1          2,575        1%          6,445         2%           $34.43
   2009            5         39,054       10%         45,499        12%           $27.09
   2010            3         23,007        6%         68,506        17%           $30.22
   2011            1         20,384        5%         88,890        23%           $28.42
   2012            9        290,065       74%        378,955        96%           $29.43
   2013            1          2,305        1%        381,260        97%           $25.79
   2014           --             --       --         381,260        97%               --
   2015            1          9,128        2%        390,388        99%           $25.68
   2016           --             --       --         390,388        99%               --
   2017           --             --       --         390,388        99%               --
Thereafter         1          2,771        1%        393,159       100%               --

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The Hunters Branch I & II Property is managed by
FP-Argo Management, LC, an affiliate of the Hunters Branch I & II Borrower.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions, including but not limited to: (i) the aggregate balance of such mezzanine loan and the Hunters Branch I & II Loan will not result in an aggregate LTV of greater

                                       35

than 80% or a DSCR of less than 1.05x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. The Hunters Branch I & II Borrower has a leasehold interest in the Hunters Branch I & II Property pursuant to two ground leases, and the ground lessor has subordinated its fee interest in the Hunters Branch I & II
Property to the Hunters Branch I & II Loan. The ground leases expire on May 28,
2085 and November 2, 2086 respectively and provide no extension options.

     RELEASE OF PARCELS. Not allowed.

                                       36

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                                       37

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                               [5 PHOTOS OMITTED]

                                       38

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

                                  [MAP OMITTED]

                                       39

                   MORTGAGE LOAN NO. 5 -- RRI HOTEL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                BSCMI

LOAN PURPOSE:                        Acquisition

ORIGINAL BALANCE: (1)                $78,000,000

CUT-OFF DATE BALANCE: (1)            $77,810,961

FIRST PAYMENT DATE:                  10/01/2007

INTEREST RATE:                       6.72300%

AMORTIZATION TERM:                   360 months

ARD:                                 No

ANTICIPATED REPAYMENT DATE:          NAP

MATURITY DATE:                       09/01/2017

EXPECTED MATURITY BALANCE: (1)       $67,639,674

SPONSORS:                            Citigroup Global Special Situations Group,
                                     Westmont Hospitality Group, Westbridge
                                     Hospitality Fund II, L.P.

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lockout until the earlier of the date that
                                     is 36 months after the first payment date
                                     or 24 months after the securitization of
                                     all loans comprising the RRI Hotel
                                     Portfolio Loan Group, with either (i) U.S.
                                     Treasury defeasance or (ii) the greater of
                                     1% or yield maintenance permitted
                                     thereafter, and open to prepayment without
                                     premium during the last 4 payments
                                     including the maturity date

CUT-OFF DATE BALANCE PER ROOM: (1)   $49,347

UP-FRONT RESERVES:                   RE Taxes:                  $3,642,975
                                     Insurance:                 $259,678
                                     Deferred Maintenance:      $4,895,669
                                     Environmental:             $144,650
                                     Ground Lease:              $84,007

ONGOING RESERVES:                    RE Taxes:                  $559,889 / month
                                     Insurance:                 $129,839 / month
                                     FF&E: (2)                  Springing
                                     Ground Lease: (3)          Springing
                                     Deferred Maintenance: (4)  Springing

LOCKBOX:                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):      NAP

SINGLE ASSET/PORTFOLIO:              Portfolio

PROPERTY TYPE:                       Hospitality

PROPERTY SUB-TYPE:                   Limited Service

LOCATION:                            Various

YEAR BUILT/RENOVATED:                Various

OCCUPANCY (AS OF):                   61.9% (09/30/2007)

ADR (AS OF):                         $60.39 (09/30/2007)

REVPAR (AS OF):                      $37.36 (09/30/2007)

ROOMS:                               9,423

THE COLLATERAL:                      Interests in 79 limited service hotels
                                     located in 24 states

OWNERSHIP INTEREST:                  Fee / Leasehold (5)

PROPERTY MANAGEMENT:                 RRI West Management, LLC

3RD MOST RECENT NOI (AS OF):         $42,449,286 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):         $49,493,169 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):             $51,927,869 (TTM 09/30/2007)

U/W NET OP. INCOME:                  $53,190,132

U/W NET CASH FLOW:                   $49,758,965

U/W OCCUPANCY:                       61.8%

U/W ADR:                             $60.95

U/W REVPAR:                          $37.64

APPRAISED VALUE (AS OF):             $658,600,000 (07/01/2007)

CUT-OFF DATE LTV RATIO: (1)          70.4%

LTV RATIO AT MATURITY: (1)           61.2%

U/W DSCR: (1)                        1.38x

U/W DSCR POST IO: (1)                NAP
--------------------------------------------------------------------------------

(1)  The original $78,000,000 pooled mortgage loan represents approximately a
     16.8% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into four pari passu notes. An initial $186,000,000 pari passu note was securitized in the Bear Stearns Commercial Mortgage
     Securities Trust 2007-PWR17 transaction. All LTV, DSCR and Cut-off Date
     Balance per Room numbers presented are based on the total $465,000,000 financing.

(2)  There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
     Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12 of the difference between (a) 4%
     of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)  A 3-month ground rent reserve was established at origination and borrowers'
     obligation to make monthly ground rent reserve deposits is waived so long as the borrowers provide evidence of payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)  If the borrowers have not completed immediate and short term repairs prior to the 12-month anniversary of loan origination, the borrowers are required to deposit 110% of estimated cost to complete the remaining immediate and short term repairs.

(5)  Two out of the 79 properties are leasehold interests without the related fee interest representing approximately $1.45 million, or 1.86%, of the allocated loan balance.

                                       40

THE RRI HOTEL PORTFOLIO LOAN.

     THE LOAN. The fifth largest loan (the "RRI Hotel Portfolio Loan") is a
$78,000,000 original pari passu portion of a $465,000,000 original first mortgage secured by the borrowers' fee interests and leasehold interests in 79
Red Roof Inn hotels (the "RRI Hotel Portfolio Properties"). An initial
$186,000,000 pari passu note was securitized in the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction. With respect to five properties, the borrower has mortgaged its ground lease interest and an affiliate of the borrower has also mortgaged its fee interest. The pari passu interests in the RRI Hotel Portfolio Loan are governed by an amended and restated intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR17 transaction.

     THE BORROWERS. The borrowers, R-Roof I, LLC, R-Roof II, LLC and R-Roof III,
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties securing the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund II, L.P. ("Westbridge II") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westbridge
II is a $412 million investment vehicle that was formed in 2007 as a successor fund to Westbridge Hospitality Fund L.P. Westmont is one of the largest owner/operators of hotels in the United States and Canada with equity interests of approximately $5.2 billion. Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

     THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

     More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

                              FINANCIAL INFORMATION

                         OCCUPANCY     ADR    REVPAR   NET CASH FLOW
--------------------------------------------------------------------
Full Year (12/31/2005)      63.0%    $54.26   $34.18    $37,631,780
Full Year (12/31/2006)      61.8%    $59.06   $36.48    $44,338,229
TTM (09/30/2007)            61.9%    $60.39   $37.36    $46,640,765
Underwritten                61.8%    $60.95   $37.64    $49,758,965

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

            COMPETITIVE SET (1)         RRI HOTEL PORTFOLIO (2)         PENETRATION FACTOR
----------------------------------------------------------------------------------------------
YEAR     ADR    OCCUPANCY   REVPAR    ADR     OCCUPANCY   REVPAR    ADR    OCCUPANCY   REVPAR
----------------------------------------------------------------------------------------------

2001   $56.84     56.7%     $34.12   $51.84     68.5%     $35.57   91.2%     120.7%     104.3%
2002   $57.64     56.4%     $33.47   $50.48     67.1%     $33.80   87.6%     119.0%     101.0%
2003   $57.04     55.9%     $32.98   $50.14     64.5%     $32.21   87.9%     115.4%      97.7%
2004   $57.71     57.6%     $34.42   $51.37     63.7%     $32.65   89.0%     110.5%      94.9%
2005   $60.81     59.2%     $37.31   $54.24     63.0%     $34.17   89.2%     106.3%      91.6%
2006   $64.86     59.6%     $40.04   $58.78     61.8%     $36.48   90.6%     103.6%      91.1%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

     PROPERTY MANAGEMENT. Property management is provided by RRI West
Management, LLC, an affiliate of the Westmont Hospitality Group, for an annual fee of 3.0% of revenue. In addition, certain front and back office services will be provided by Accor North America, Inc. ("Accor"), through an agreement with
Red Roof Inns, for an annual services fee of 3.5% of revenue. After the first year, if the borrowers elect to have the front and back office services provided by the property manager rather than Accor, the services fee would be reduced to
3.0% of revenue.

     ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with two other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an amended and restated intercreditor and servicing

                                       41

agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage Securities Trust
2007-PWR17 transaction.

     The sponsors have incurred a single mezzanine loan in the amount of
$164,000,000, which is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and indirectly by (a) additional Red
Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to the mortgage debt on such other properties. A default under the mezzanine debt may result in the change in the control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secure the
RRI Hotel Portfolio Loan. The estimated allocation of such mezzanine debt to the
RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the
RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly secured by the equity interest of the borrower under the RRI Hotel
Portfolio Whole Loan.

     GROUND LEASES. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the
Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November 29, 2007. With respect to the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042.
Additionally, with respect to five properties, the borrowers have a ground lease interest and an affiliate of the related borrower owns and has pledged its fee interest in the related properties. The lender's collateral for these properties consists of a mortgage on both the fee and the leasehold interests.

     RELEASE OF PARCELS. The RRI Hotel Portfolio Whole Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio utilizing a net cash flow of $45,235,125 at origination and (b) the debt service coverage ratio for all properties subject to the liens of the mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i)
9.73%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Whole Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 9.73%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release; and (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

     PROPERTY SUBSTITUTION. On or after a date that is two years after the securitization date of the last non trust pari passu companion loan, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the origination date and (b)
the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio utilizing a net cash flow of $45,235,125 for all of the properties at origination and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i) the debt-yield utilizing a net cash flow of $45,235,125 and the original principal balance of the loan and the mezzanine loan direct secured by the equity interest of the borrower at origination and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR18 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

     GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                       42

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                                       43

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                               [7 PHOTOS OMITTED]

                                       44

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

                                  [MAP OMITTED]

                                       45

                MORTGAGE LOAN NO. 6 -- MARRIOTT HOUSTON WESTCHASE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PCFII

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $76,818,000

CUT-OFF DATE BALANCE:             $76,818,000

FIRST PAYMENT DATE:               12/01/2007

INTEREST RATE:                    6.51000%

AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-120: 360 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    11/01/2017

EXPECTED MATURITY BALANCE:        $72,408,188

SPONSORS:                         General Electric Pension Trust;
                                  Pyramid Advisors LLC

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  25-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance for the
                                  following 93 payments, and open to prepayment
                                  without premium thereafter through the
                                  maturity date

CUT-OFF DATE BALANCE PER ROOM:    $128,030

UP-FRONT RESERVES:                Debt Service: (1)   $7,195,703 (LOC)

ONGOING RESERVES:                 RE Taxes: (2)       Springing
                                  Insurance: (2)      Springing
                                  FF&E: (3)           $98,078/month
                                  Environmental: (4)  Springing

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hospitality

PROPERTY SUB-TYPE:                Full Service

LOCATION:                         Houston, TX

YEAR BUILT/RENOVATED:             1980-1994 / 2004

OCCUPANCY (AS OF):                66.3% (09/30/2007)

ADR (AS OF):                      $128.30 (09/30/2007)

REV PAR (AS OF):                  $85.07 (09/30/2007)

ROOMS:                            600

THE COLLATERAL:                   A full service hotel located in Houston, TX

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Pyramid Houston Management Limited Partnership

3RD MOST RECENT NOI (AS OF):      $4,657,643 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $6,008,888 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $7,725,433 (TTM 09/30/2007)

U/W NET OP. INCOME:               $7,596,204

U/W NET CASH FLOW:                $6,713,499

U/W OCCUPANCY:                    66.3%

U/W ADR:                          $135.11

U/W REV PAR:                      $89.59

APPRAISED VALUE (AS OF):          $135,000,000 (09/13/2007)

CUT-OFF DATE LTV RATIO:           56.9%

LTV RATIO AT MATURITY:            53.6%

U/W DSCR:                         1.32x

U/W DSCR POST IO:                 1.15x
--------------------------------------------------------------------------------

(1)  At loan origination, the Marriott Houston Westchase Borrower posted a letter of credit in the total amount of $7,195,703 (the "Debt Service
     LOC"). The Debt Service LOC will be released to the Marriott Houston
     Westchase Borrower on or after January 1, 2008 upon the satisfaction of certain conditions, including a DSCR at least equal to 1.30x calculated based on a 30-year loan amortization schedule and trailing 12 months of revenue.

(2)  Upon the occurrence of an event of default or in the event the DSCR calculated net of the amount of the Debt Service LOC falls below 1.00x for three consecutive months, the Marriott Houston Westchase Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

(3)  The Marriott Houston Westchase Borrower must deposit with lender on a monthly basis an amount equal to 1/12 of the greater of (i) 4% of the yearly total revenues (which includes room, food & beverage, telephone, and other revenue as customarily derived in conformance with the Uniform System of Accounting for Lodging Industry) or (ii) the annual amount required by the management agreement into a furniture, fixture and equipment escrow.

(4)  In the event the Marriott Houston Westchase Borrower fails to complete the
     Underground Storage Tank removal by October 5, 2008, the Marriott Houston
     Westchase Borrower must deposit $100,000 in a reserve to be released upon the removal of the Underground Storage Tank.

THE MARRIOTT HOUSTON WESTCHASE LOAN.

     THE LOAN. The sixth largest loan (the "Marriott Houston Westchase Loan") is a $76,818,000 mortgage loan secured by the borrower's fee interest in a full service hotel property containing 600 rooms known as the Marriott Houston
Westchase, located in Houston, Texas (the "Marriott Houston Westchase
Property").

     THE BORROWER. The borrower is GEPA Hotel Owner Houston LLC (the "Marriott
Houston Westchase Borrower"), which is 100% owned by GEPA Hotel Owner Venture,
LLC. GEPA Hotel Owner Venture, LLC is comprised of 3% ownership by Pyramid

                                       46

Acquisition Fund I-A, LLC with Pyramid Advisors LLC as its sole member and 97%
ownership by GEPT GEPA Hotel Owner Portfolio LLC with General Electric Pension
Trust ("GEPT") as its sole member.

     General Electric Asset Management Incorporated ("GEAM"), a wholly owned subsidiary of General Electric Company, is the advisor to GEPT. GEAM was established and registered with the SEC in 1988 as a separate investment advisor to provide investment management services to external institutions and mutual fund advisors. GEAM currently manages funds in excess of approximately $197 billion.

     THE PROPERTY. Marriott Houston Westchase Property is a 600-room full-service hotel that was constructed between 1980 and 1994, and underwent an
$18,000,000 ($30,000/room) renovation in 2004 when it was converted from an
Adam's Mark Hotel to a Marriott. This hotel is currently one of the largest franchised Marriott hotels in the U.S. and one of the largest full service
Marriotts in Houston. The property has approximately 38,554 square feet of meeting space all contained on one floor and made up of 20 different rooms. Food and beverage outlets include one full service food and beverage facility, two lounges, a Starbucks breakfast outlet, and 24-hour room service. Other amenities include a gift shop, vending areas, a business center, a fitness room, and indoor and heated outdoor swimming pools.

     More specific information about the Marriott Houston Westchase Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                                              MARRIOTT HOUSTON
                   COMPETITIVE SET (1)           WESTCHASE (1)         PENETRATION FACTOR (1)
---------------------------------------------------------------------------------------------
   YEAR      OCCUPANCY    ADR     REVPAR  OCCUPANCY    ADR    REVPAR  OCCUPANCY   ADR  REVPAR
---------------------------------------------------------------------------------------------

TTM 09/2005    64.8%    $120.51  $ 78.14    64.4%    $ 97.57  $62.84    99.4%    81.0%  80.4%
TTM 09/2006    71.1%    $135.59  $ 96.41    67.7%    $116.56  $78.88    95.2%    86.0%  81.8%
TTM 09/2007    70.7%    $144.60  $102.29    66.3%    $128.30  $85.07    93.8%    88.7%  83.2%

(1)  Based on data provided by STR Reports.

     PROPERTY MANAGEMENT. The Marriott Houston Westchase Property is managed by
Pyramid Houston Management Limited Partnership ("Pyramid"), which is an affiliate of the Marriott Houston Westchase Borrower. Pyramid provides a full range of hotel management services to owners, including project management, asset management, and acquisition services. Pyramid currently manages 36 hotel properties totaling over approximately 11,100 hotel rooms located in 17 states throughout the U.S.

     ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including but not limited to: (i) the aggregate balance of such mezzanine loan and the Marriott Houston Westchase Loan will not result in an aggregate LTV greater than 60% or DSCR less than 1.15x; (ii) the mortgage lender must approve the mezzanine lender and financing documents and the mezzanine lender must enter into an intercreditor agreement with the mortgage lender; and (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to the current ratings of the series 2007-PWR18 certificates resulting from the mezzanine financing.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       47

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                               [5 PHOTOS OMITTED]

                                       48

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

                                 [MAP OMITTED]

                                       49

                      MORTGAGE LOAN NO. 7 -- SOUTHLAKE MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:              PMCF

LOAN PURPOSE:                      Refinance

ORIGINAL BALANCE: (1)              $70,000,000

CUT-OFF DATE BALANCE: (1)          $70,000,000

FIRST PAYMENT DATE:                1/05/2008

INTEREST RATE:                     6.43850%

AMORTIZATION TERM:                 Months 1-72: Interest Only
                                   Months 73-120: 360 months

ARD:                               No

ANTICIPATED REPAYMENT DATE:        NAP

MATURITY DATE:                     12/05/2017

EXPECTED MATURITY BALANCE: (1)     $66,876,977

SPONSOR:                           General Growth Properties, Inc.

INTEREST CALCULATION:              Actual/360

CALL PROTECTION:                   24-payment lockout from the first payment
                                   date, with U.S. Treasury defeasance permitted
                                   for the following 92 payments, and open to
                                   prepayment without premium thereafter through
                                   the maturity date

CUT-OFF DATE BALANCE PER SF: (1)   $364.97

UP-FRONT RESERVES:                 None

ONGOING RESERVES:                  RE Taxes: (2)       Springing
                                   Insurance: (2) (3)  Springing
                                   Replacement: (4)    Springing
                                   TI/LC: (5)          Springing

LOCKBOX:                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):    NAP

SINGLE ASSET/PORTFOLIO:            Single Asset

PROPERTY TYPE:                     Retail

PROPERTY SUB-TYPE:                 Shadow Anchored

LOCATION:                          Morrow, Georgia

YEAR BUILT/RENOVATED:              1976 / 1999

PERCENT LEASED (AS OF):            95.1% (11/07/2007)

NET RENTABLE AREA:                 273,997

THE COLLATERAL:                    A regional shopping center located in
                                   Morrow, GA

OWNERSHIP INTEREST:                Fee

PROPERTY MANAGEMENT:               Self-managed

3RD MOST RECENT NOI (AS OF):       $10,463,823 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):       $10,401,433 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):           $10,519,171 (TTM 08/31/2007)

U/W NET OP. INCOME:                $9,949,907

U/W NET CASH FLOW:                 $9,455,932

U/W OCCUPANCY:                     95.0%

APPRAISED VALUE (AS OF):           $157,500,000 (10/22/2007)

CUT-OFF DATE LTV RATIO: (1)        63.5%

LTV RATIO AT MATURITY: (1)         60.7%

U/W DSCR: (1)                      1.45x

U/W DSCR POST IO: (1)              1.25x
--------------------------------------------------------------------------------

(1)  The $70,000,000 pooled mortgage loan represents a 70% pari passu interest in a $100,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $100,000,000 financing.

(2)  Reserves for real estate taxes and insurance premiums will commence (i)
     upon an event of default under the loan or (ii) if the aggregate DSCR
     (based on the total $100,000,000 financing) falls below 1.10x (each, a
     "Trigger Event").

(3)  If a Trigger Event occurs, monthly deposits for insurance premiums will not be required if borrower delivers to lender satisfactory evidence that the insurance policies are maintained pursuant to blanket insurance policies and the related insurance premiums have been prepaid generally for not less than one year in advance.

(4)  Replacement reserve deposits of $5,672 will commence upon the occurrence of a Trigger Event, and deposits to the replacement reserve account will be subject to an aggregate $68,059 cap.

(5)  TI/LC reserve deposits of $22,686 will commence upon the occurrence of a
     Trigger Event, and deposits to the TI/LC reserve account will be subject to an aggregate $272,235 cap.

THE SOUTHLAKE MALL LOAN.

     THE LOAN. The seventh largest loan (the "Southlake Mall Loan") is a
$70,000,000 portion of a first mortgage loan secured by the borrower's fee interest in a super regional shopping mall located in Morrow, Georgia (the
"Southlake Mall Property"). The first mortgage loan of $100,000,000 (the
"Southlake Mall Whole Loan") was split into a $70,000,000 A-1 pari passu note
("Note A-1") and a $30,000,000 A-2 pari passu note ("Note A-2"). Note A-1 is included in the Trust. Note A-2 is not included in the Trust, and has the same interest rate, maturity date and amortization as the Southlake Mall Loan. Note
A-2 is currently held by PMCF or an affiliate thereof.

     THE BORROWER. The borrower, Southlake Mall L.L.C., is a single-member
Delaware limited liability company (the "Southlake Mall Borrower") and is a single purpose entity that owns no material assets other than the Southlake Mall
Property and related interests. The Southlake Mall Borrower is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsor of the Southlake Mall Loan is General Growth
Properties, Inc. ("GGP"). GGP and its affiliates operate, develop, and manage retail and other rental properties in 45 states, with assets of approximately
$28.5 billion and total stockholders' equity of approximately $1.5 billion as of
September 30, 2007.

                                       50

     THE PROPERTY. The Southlake Mall Property is located in Morrow, Georgia.
The collateral consists of 273,997 square feet of in-line retail space within a two-level building. The Southlake Mall Property is part of the larger Southlake
Mall shopping center of approximately 1 million square feet (the "Center")
anchored by Macy's, Sears, and JCPenney. Macy's, Sears, and JCPenney own their own land and the related improvements, which are not part of the collateral, but each contributes to CAM reimbursements. The Center also includes a dark anchor space previously occupied by Macy's, and the related land, which is currently owned by the City of Morrow and is not part of the collateral. The Southlake
Mall Property was built in 1976 and renovated in 1999. The Southlake Mall
Property consists of over 100 specialty stores, including a 6,192 square foot food court. As of November 7, 2007, the Southlake Mall Property was 95.1%
leased.

     More specific information about the anchor tenants at the Center is set forth in the table below:

                                          CREDIT RATING OF PARENT
                                                 COMPANY (1)
   ANCHOR            PARENT COMPANY         (FITCH/MOODY'S/S&P)      GLA    COLLATERAL INTEREST
-----------------------------------------------------------------------------------------------

Macy's (2)    Macy's, Inc.                       BBB/Baa2/BBB      223,818           No
Sears (2)     Sears Holdings Corporation          BB/Ba1/BB+       193,834           No
JCPenney (2)  J. C. Penney Company, Inc.         BBB/Baa3/BBB-     158,528           No
-----------------------------------------------------------------------------------------------
TOTAL                                                              576,180
-----------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Each of the anchor tenants contribute towards common area maintenance
     ("CAM") reimbursements.

     More specific information about the Southlake Mall Property is set forth in the table below:

                                                                             % OF TOTAL
                          CREDIT RATING                     ANNUALIZED       ANNUALIZED          ANNUALIZED
                             (FITCH/       TENANT  % OF  UNDERWRITTEN BASE  UNDERWRITTEN  UNDERWRITTEN BASE RENT
TENANT NAME             MOODY'S/S&P) (1)    NRA     NRA       RENT ($)        BASE RENT         ($ PER NRA)       LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Finish Line                --/--/--        11,371    4%     $  119,400            2%             $10.50              01/31/2010
Express (2)              --/Baa3/BBB-      10,476    4%     $        0            0%             $ 0.00              01/31/2008
Limited (2)              --/Baa3/BBB-       9,997    4%     $        0            0%             $ 0.00              01/31/2008
Footaction USA             --/Ba2/BB        9,527    3%     $  238,176            3%             $25.00              07/31/2011
Unica (3)                  --/--/--         8,530    3%     $  213,250            3%             $25.00              12/31/2017
Victoria's Secret        --/Baa3/BBB-       7,312    3%     $  175,488            2%             $24.00              01/31/2009
New York & Company         --/--/--         7,129    3%     $  163,968            2%             $23.00              01/31/2012
Exit 5 (4)                 --/--/--         7,029    3%     $        0            0%             $ 0.00              01/31/2008
Lane Bryant               --/Ba3/BB-        6,645    2%     $  152,832            2%             $23.00              01/31/2009
Fashion 25 (4)             --/--/--         6,265    2%     $        0            0%             $ 0.00              01/31/2008
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     84,281   31%     $1,063,114           15%             $12.61
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants               Various       176,252   64%     $6,001,364           85%             $34.05               Various
Vacant Space                  NAP          13,464    5%     $        0            0%             $ 0.00                 NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                    273,997  100%     $7,064,478          100%             $25.78
----------------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)  Revenue generated by the tenant is not underwritten as base rent but rather underwritten as percentage rent, because (a) the Express tenant is paying percentage rent in lieu of base rent and (b) the Limited tenant is expected to commence paying percentage rent in lieu of base rent upon lease renewal in January 2008.

(3)  Tenant space is currently being built out and the tenant is anticipated to open for business and commence rental payments by January 17, 2008.

(4)  Revenue generated by this tenant is not underwritten as base rent but rather underwritten as other income, because the tenant is a specialty leasing tenant with a short term lease of one year or less.

                                       51

                           LEASE ROLLOVER SCHEDULE (1)

                                                         CUMULATIVE
            # OF LEASES                      % OF TOTAL   TOTAL SF   CUMULATIVE % OF  AVERAGE U/W BASE RENT
   YEAR       EXPIRING   TOTAL SF EXPIRING  SF EXPIRING   EXPIRING     SF EXPIRING      PER SF EXPIRING (3)
-----------------------------------------------------------------------------------------------------------

  Vacant           5           13,464            5%         13,464           5%                  --
  MTM (2)          3            7,657            3%         21,121           8%              $19.94
   2007           --               --           --          21,121           8%                  --
   2008           24           83,623           31%        104,744          38%              $ 6.82
   2009            9           24,600            9%        129,344          47%              $26.16
   2010           21           35,827           13%        165,171          60%              $50.13
   2011            5           15,146            6%        180,317          66%              $40.24
   2012           11           24,451            9%        204,768          75%              $39.67
   2013            8           20,242            7%        225,010          82%              $31.36
   2014           10           23,774            9%        248,784          91%              $37.29
   2015           --               --           --         248,784          91%                  --
   2016            6           13,391            5%        262,175          96%              $32.44
   2017            4           11,822            4%        273,997         100%              $31.05
Thereafter        --               --           --         273,997         100%                  --

(1)  The information in this table is based on the underwritten rent roll.

(2)  MTM tenants are classified as tenants whose leases expire prior to 2008, but the tenants were still in occupancy and paying rent to the borrower as of the occupancy date. MTM tenants include Leather Mart, Payless
     Shoesource, and Pet Company (2.8% of total square footage), with leases that expired on August 31, 2007, December 31, 2007, and December 31, 2006,
     respectively.

(3)  Revenue generated from five tenants (12% of total square footage) is not underwritten as base rent but rather as percentage rent. Revenue generated by eight specialty leasing tenants (9% of total square footage) is not underwritten as base rent but rather as other income. Specialty leasing tenants include (i) temporary in-line leasing tenants (one year leases or shorter), (ii) kiosk tenants, whose income is not included on the rent roll, and (iii) retail rental unit tenants (e.g. carts and moveable vending).

     PROPERTY MANAGEMENT. The Southlake Mall Property is managed by the
Southlake Mall Borrower.

     ADDITIONAL INDEBTEDNESS. Note A-2 (not included in the trust) represents a
30% pari passu interest in the Southlake Mall Whole Loan. The pari passu interests in the Southlake Mall Whole Loan are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement related to the Bear Stearns Commercial Mortgage Securities
Trust 2007-PWR18.

     Mezzanine financing secured by direct or indirect equity interests in the
Southlake Mall Borrower is permitted, subject to compliance with certain conditions, including but not limited to the following: (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined
DSCR, inclusive of the entire Southlake Mall Whole Loan and the proposed mezzanine debt, of no less than 1.34x (based on a 30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 65% based on the aggregate principal balances of the entire Southlake Mall Whole Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series
2007-PWR18 certificates and any other securities secured by an interest in the
Southlake Mall Whole Loan.

     GROUND LEASE. None.

     ACQUISITION OF PARCELS. The Southlake Mall Borrower is permitted to, at its sole cost and expense, acquire one or more parcels of land, together with any related improvements, (a) constituting an integral part of, or adjoining to, or proximately located near, the Center, (b) which was not owned by the Southlake
Mall Borrower as of the loan origination date and (c) that is not an Acquired
Parcel (as defined below) (each, an "Expansion Parcel"), subject to compliance with conditions set forth in the mortgage loan documents.

     RELEASE OF PARCELS. The Southlake Mall Borrower is permitted to obtain the release of one or more parcels (including "air rights" parcels), or outlots
(including a certain unimproved parcel to be deeded to the City of Morrow, the
"Outparcel"), or one or more Expansion Parcels proposed to be transferred to a third party in connection with the expansion or other development of the
Southlake Mall Property (each, a "Release Parcel"), without payment of a release price, subject to compliance with certain conditions, including but not limited to the following: (i) the Southlake Mall Borrower delivers to the lender satisfactory evidence indicating that the Release Parcel is not necessary for the Southlake Mall Borrower's operation or use of the Southlake Mall Property for its then current use and may be readily separated from the Southlake Mall
Property without a material diminution in its value, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel; (ii) the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas, provided however, this provision will not apply to any
Release Parcel which is an Expansion Parcel; and (iii) the lender receives written confirmation from each of the applicable rating agencies that the release will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates and any other securities secured by an interest in the Southlake Mall Whole Loan, provided, however, this condition will not apply to the Outparcel or any Release Parcel which is an
Expansion Parcel.

     SUBSTITUTION. The Southlake Mall Borrower is permitted to, at its sole cost and expense, obtain a release of one or more portions of the Southlake Mall
Property (each such portion, an "Exchange Parcel") on one or more occasions and simultaneously

                                       52

acquire an Acquired Parcel (as defined below), (each such release and corresponding acquisition, a "Substitution"), subject to compliance with certain conditions, including but not limited to the following: (i) the Exchange Parcel is vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (ii)
the Southlake Borrower conveys all right, title and interest in, to and under the Exchange Parcel to a person other than the Southlake Mall Borrower; (iii)
simultaneously with the Substitution, the Southlake Mall Borrower acquires a parcel of property (the "Acquired Parcel") reasonably equivalent in value to the
Exchange Parcel at or adjacent to the Center; and (iv) the Southlake Mall
Borrower obtains title insurance or a title endorsement for the Acquired Parcel.

                                       53

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                               [4 PHOTOS OMITTED]

                                       54

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

                                 [MAP OMITTED]

                                       55

                     MORTGAGE LOAN NO. 8 -- NORFOLK MARRIOTT

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Acquisition

ORIGINAL BALANCE:                 $62,000,000

CUT-OFF DATE BALANCE:             $62,000,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.41100%

AMORTIZATION TERM:                Interest Only

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2012

EXPECTED MATURITY BALANCE:        $62,000,000

SPONSORS:                         Investcorp Properties Limited and The
                                  Procaccianti Group

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  28-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance permitted
                                  for the following 30 payments, and open to
                                  prepayment without premium thereafter prior to
                                  the maturity date

CUT-OFF DATE BALANCE PER ROOM:    $153,086

UP-FRONT RESERVES:                RE Taxes:             $130,544
                                  Replacement:          $88,008
                                  Ground Rent:          $26,052
                                  Capital Improvement:  $1,134,590

ONGOING RESERVES:                 RE Taxes:             $65,272 / month
                                  Insurance: (1)        Springing
                                  FF&E: (2)             $88,008 / month
                                  Ground Rent:          $13,026 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Hospitality

PROPERTY SUB-TYPE:                Full Service

LOCATION:                         Norfolk, VA

YEAR BUILT/RENOVATED:             1991 / 2007

OCCUPANCY (AS OF):                78.2% (10/31/2007)

ADR (AS OF):                      $128.70 (10/31/2007)

REVPAR (AS OF):                   $100.60 (10/31/2007)

ROOMS:                            405

THE COLLATERAL:                   Full service hotel located in Norfolk,
                                  Virginia

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              TPG Hospitality, Inc.

3RD MOST RECENT NOI (AS OF):      $6,325,338 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $6,761,485 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $7,245,879 (TTM 10/31/2007)

U/W NET OP. INCOME:               $6,873,344

U/W NET CASH FLOW:                $5,842,399

U/W OCCUPANCY:                    77.7%

U/W ADR:                          $128.50

U/W REVPAR:                       $99.87

APPRAISED VALUE (AS OF):          $86,900,000 (12/01/2006)

CUT-OFF DATE LTV RATIO:           71.3%

LTV RATIO AT MATURITY:            71.3%

U/W DSCR:                         1.45x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  Insurance reserve springs if borrower fails to provide evidence of payment of insurance premiums or an event of default under the mortgage loan occurs.

(2)  Equal to 1/12 of 4% of gross income from operations for the prior calendar year

THE NORFOLK MARRIOTT LOAN.

     THE LOAN. The eighth largest loan (the "Norfolk Marriott Loan") is a
$62,000,000 first mortgage loan secured by the borrower's leasehold interest in the Norfolk Marriott located in Norfolk, Virginia (the "Norfolk Marriott
Property").

     THE BORROWERS. The borrower, IProcNorfolk, LLC, a Delaware limited liability company, is a single purpose entity (the "Norfolk Marriott Borrower")
with an independent director that owns no material assets other than the Norfolk
Marriott Property and related interests. A non-consolidation opinion was delivered at origination. Investcorp Properties Limited, which acquired an interest in approximately 96% of the property, has acquired approximately 200 properties valued at approximately $7 billion since 1995. Investcorp Properties
Limited currently has $4 billion worth of properties under management. The
Procaccianti Group, which has an interest of approximately 4% in the property, is a privately held real estate investment company that has owned or developed more than 20 million square feet of real estate valued at over $6 billion. The
Procaccianti Group currently manages 59 hotels totaling 15,568 guest rooms in 20 states and employs over 8,000 people.

     THE PROPERTY. The Norfolk Marriott is a 24-story, 405-room full service hotel built in 1991 and located in downtown Norfolk, Virginia, approximately one quarter mile from Interstate 264 and less than one quarter mile from the
Chesapeake Bay. Amenities at the Norfolk Marriott Property include an indoor pool, two exercise rooms, two outdoor hot tubs and three restaurants, including a Shula's 347 Steakhouse. The Norfolk Marriott Property is directly connected to the 60,000 square foot Norfolk Waterside

                                       56

Convention Center (which is not part of the collateral) that is owned by the
City of Norfolk and operated by the Norfolk Marriott Property management. The
Norfolk Marriott Property has recently undergone renovations totaling over $10.3 million, including over $4 million in guestroom upgrades and over $3 million in public area and meeting space upgrades. Additionally, by spring 2008, the sponsor is expected to spend approximately $1.13 million in renovations to the guestrooms, lobby areas, meeting rooms, restaurants, fitness centers and other hotel areas.

     More specific information about the Norfolk Marriott Property is set forth in the table below:

            SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                     COMPETITIVE SET (1)         NORFOLK MARRIOTT (2)        PENETRATION FACTOR
-------------------------------------------------------------------------------------------------
    YEAR           ADR   OCCUPANCY  REVPAR    ADR    OCCUPANCY   REVPAR    ADR  OCCUPANCY  REVPAR
-------------------------------------------------------------------------------------------------

    2004         $91.61    64.5%    $59.10  $115.35    74.6%    $ 86.07  125.9%   115.7%   145.6%
    2005         $93.46    63.1%    $58.96  $121.11    76.2%    $ 92.25  129.6%   120.7%   156.5%
    2006         $95.38    63.1%    $60.23  $126.40    74.4%    $ 94.08  132.5%   117.9%   156.2%
TTM 10/2007 (3)  $98.25    60.8%    $59.72  $128.70    78.2%    $100.60  131.0%   128.6%   168.5%

(1)  Based on data provided by STR Reports.

(2)  Based on the borrower provided operating statements.

(3)  Represents the trailing 12 months ending September 30, 2007 for the competitive set and the trailing 12 months ending October 31, 2007 for the
     Norfolk Marriott.

     PROPERTY MANAGEMENT. The Norfolk Marriott Property is managed by TPG
Hospitality, Inc., an affiliate of the Norfolk Marriott Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. The Norfolk Marriott Property is subject to a ground lease.
The ground lease expires on December 31, 2089, with no extension options.

     RELEASE OF PROPERTIES. Not allowed.

                                       57

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                               [2 PHOTOS OMITTED]

                                       58

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

                                  [MAP OMITTED]

                                       59

                   MORTGAGE LOAN NO. 9 -- 11 METROTECH CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             PMCF

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $61,000,000

CUT-OFF DATE BALANCE:             $61,000,000

FIRST PAYMENT DATE:               11/05/2007

INTEREST RATE: (1)                6.41000%

AMORTIZATION TERM: (2)            Interest Only

ARD:                              Yes

ANTICIPATED REPAYMENT DATE:       10/05/2017

MATURITY DATE:                    10/05/2037

EXPECTED MATURITY BALANCE:        $61,000,000

SPONSOR:                          Forest City Enterprises, Inc.

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  26-payment lockout from the first payment
                                  date, with U.S. Treasury defeasance permitted
                                  for the following 87 payments, and open to
                                  prepayment without premium beginning with the
                                  114th payment through the maturity date

CUT-OFF DATE BALANCE PER SF:      $282.41

UP-FRONT RESERVES:                None

ONGOING RESERVES:                 RE Taxes: (3)     Springing
                                  Insurance: (3)    Springing
                                  Ground Rent: (4)  Springing
                                  Replacement:      $2,700 / month

LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Office

PROPERTY SUB-TYPE:                Urban

LOCATION:                         Brooklyn, NY

YEAR BUILT/RENOVATED:             1995 / NAP

PERCENT LEASED (AS OF):           100.0% (04/30/2007)

NET RENTABLE AREA:                216,000

THE COLLATERAL:                   A six-story Class A office building located in
                                  Brooklyn, NY

OWNERSHIP INTEREST:               Leasehold

PROPERTY MANAGEMENT:              First New York Partners Management, LLC

3RD MOST RECENT NOI (AS OF):      $4,775,252 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):      $5,002,867 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):          $3,870,749 (T-7 Ann. 07/31/2007)

U/W NET OP. INCOME:               $5,054,386

U/W NET CASH FLOW:                $5,021,986

U/W OCCUPANCY:                    98.0%

APPRAISED VALUE (AS OF):          $90,000,000 (06/18/2007)

CUT-OFF DATE LTV RATIO:           67.8%

LTV RATIO AT MATURITY:            67.8%

U/W DSCR:                         1.27x

U/W DSCR POST IO:                 NAP
--------------------------------------------------------------------------------

(1)  On the Anticipated Repayment Date, if the loan is not prepaid in full, the interest rate will be adjusted to be the greater of 8.41% and a rate based on U.S. Treasury obligations for an approximate term equal to the period from the Anticipated Repayment Date to the Maturity Date plus two percentage points.

(2)  Following the Anticipated Repayment Date, scheduled debt service payments will consist of principal and interest payments, and the loan provides for hyperamortization.

(3)  Reserves for real estate taxes and insurance premiums will spring (i) upon an event of default under the loan, (ii) if The City of New York's credit rating drops below BBB- by Fitch or S&P or Baa3 by Moody's, or (iii) on the
     date that is one month prior to the Anticipated Repayment Date (unless the borrower provides a binding, unconditional refinancing commitment from an institutional lender) (each, a "Cash Management Trigger Event").

(4)  Upon a Cash Management Trigger Event, the borrower is required to make monthly deposits in an amount equal to the then applicable ground rent due for that month under the 11 MetroTech Center ground lease.

THE 11 METROTECH CENTER LOAN.

     THE LOAN. The ninth largest loan (the "11 MetroTech Center Loan") is a
$61,000,000 first mortgage loan secured by the borrower's leasehold interest in the six-story, 216,000 square foot, Class A office building located in Brooklyn,
New York (the "11 MetroTech Center Property").

     THE BORROWER. The borrower, Forest City Tech Place Associates II, LLC (the
"11 MetroTech Center Borrower"), is a single purpose entity that owns no material assets other than the 11 MetroTech Center Property and related interests. The 11 MetroTech Center Borrower is a single-member Delaware limited liability company, whose sole member is a limited partnership that is structured with an independent director. A non-consolidation opinion was delivered at origination. The sponsor of the 11 MetroTech Center Loan is Forest City
Enterprises, Inc. Forest City Enterprises, Inc. is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States, with assets of approximately
$9.5 billion and total stockholders equity of $1 billion as of July 31, 2007.

     THE PROPERTY. The 11 MetroTech Center Property is a six-story, Class A office building consisting of a total of 216,000 square feet located along
Flatbush Avenue in downtown Brooklyn, New York. As of April 30, 2007, the 11
MetroTech Center Property was 100.0% occupied by The City of New York.

                                       60

     The 11 MetroTech Center Property was designed to house data processing and telecommunications equipment. The building has exterior walls several feet thick, and was designed with generators which provide emergency back up for the entire building. The 11 MetroTech Center Property is part of the MetroTech
Center corporate campus, a commercial, academic, and high technology complex, consisting of seven buildings located on a 16 acre site and constructed at a cost in excess of $1 billion.

     More specific information about the 11 MetroTech Center Property is set forth in the tables below:

                                                                                       % OF TOTAL    ANNUALIZED
                                                                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                             CREDIT RATING         TENANT              UNDERWRITTEN   UNDERWRITTEN  BASE RENT ($
TENANT NAME               (FITCH/MOODY'S/S&P) (1)    NRA    % OF NRA   BASE RENT ($)   BASE RENT    PER NRA) (2)  LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

The City of New York (2)         A+/Aa3/AA         216,000    100%      $5,494,781         100%        $25.44        02/29/2020
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             216,000    100%      $5,494,781         100%        $25.44
----------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP                  0      0%      $        0           0%        $ 0.00            NAP
Vacant Space                        NAP                  0      0%      $        0           0%        $ 0.00            NAP
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                             216,000    100%      $5,494,781         100%        $25.44
----------------------------------------------------------------------------------------------------------------------------------

(1)  The ratings are those assigned to the general obligation bonds issued by
     The City of New York.

(2)  The tenant occupies two separate spaces: Department of Information
     Technology and Telecommunications ("DoITT") and Emergency Call Center
     ("E-911"). DoITT occupies 155,555 square feet with rent underwritten at
     $4,064,652 ($26.13 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $23.00 per square foot. E-911 occupies 60,445 square feet with rent underwritten at
     $1,430,129 ($23.66 per square foot) which is based on the weighted average rental rate over the life of the loan. The current rent is $22.70 per square foot.

                           LEASE ROLLOVER SCHEDULE (1)

                                                   CUMULATIVE  CUMULATIVE %
            # OF LEASES     TOTAL      % OF TOTAL   TOTAL SF       OF SF     AVERAGE U/W BASE RENT
   YEAR       EXPIRING   SF EXPIRING  SF EXPIRING    EXPIRING    EXPIRING       PER SF EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant         --             --          --             --         --                 --
   2007          --             --          --             --         --                 --
   2008          --             --          --             --         --                 --
   2009          --             --          --             --         --                 --
   2010          --             --          --             --         --                 --
   2011          --             --          --             --         --                 --
   2012          --             --          --             --         --                 --
   2013          --             --          --             --         --                 --
   2014          --             --          --             --         --                 --
   2015          --             --          --             --         --                 --
   2016          --             --          --             --         --                 --
   2017          --             --          --             --         --                 --
Thereafter        1        216,000         100%       216,000        100%            $25.44

(1)  The information in the table is based on the underwritten rent roll.

     PROPERTY MANAGEMENT. The 11 MetroTech Center Property is managed by First
New York Partners Management, LLC, an affiliate of the 11 MetroTech Center
Borrower.

     ADDITIONAL INDEBTEDNESS. The single member of the 11 MetroTech Center
Borrower is permitted to incur one or more mezzanine financings to be secured by a pledge of its equity interest in the 11 MetroTech Center Borrower, provided that, among other things, (i) the amount of the proposed mezzanine debt does not exceed an amount which allows for a combined DSCR, inclusive of the 11 MetroTech
Center Loan and the proposed mezzanine debt, of no less than 1.10x (based on a
30-year amortization schedule); (ii) the amount of the proposed mezzanine debt does not exceed an amount which allows a maximum LTV of 85% based on the aggregate principal balances of the 11 MetroTech Center Loan and the proposed mezzanine debt; and (iii) the lender receives written confirmation from each of the rating agencies then rating the series 2007-PWR18 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings of the series 2007-PWR18 certificates.

     GROUND LEASE. The 11 MetroTech Center Borrower has a leasehold interest in the 11 MetroTech Center Property pursuant to a ground lease that expires on
January 31, 2092 (or at the option of the 11 MetroTech Center Borrower but subject to the consent of the lender, and in no event earlier than March 2030, as provided in the ground lease) with no extension options. The ground lessor is
The City of New York.

     RELEASE OF PARCELS. Not allowed.

                                       61

                  MORTGAGE LOAN NO. 10 - PARK AVENUE APARTMENTS

                               [3 PHOTOS OMITTED]

                                       62

                  MORTGAGE LOAN NO. 10 - PARK AVENUE APARTMENTS

                                  [MAP OMITTED]

                                       63

                 MORTGAGE LOAN NO. 10 -- PARK AVENUE APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:             BSCMI

LOAN PURPOSE:                     Refinance

ORIGINAL BALANCE:                 $47,000,000

CUT-OFF DATE BALANCE:             $47,000,000

FIRST PAYMENT DATE:               09/01/2007

INTEREST RATE:                    6.22000%

AMORTIZATION TERM:                Months 1-60: Interest Only
                                  Months 61-84: 360 months

ARD:                              No

ANTICIPATED REPAYMENT DATE:       NAP

MATURITY DATE:                    08/01/2014

EXPECTED MATURITY BALANCE:        $45,984,501

SPONSOR:                          Aleksander Goldin

INTEREST CALCULATION:             Actual/360

CALL PROTECTION:                  28-payment lockout from the first payment
                                  date, with prepayment permitted thereafter
                                  with the greater of 1% and yield maintenance
                                  prior to the maturity date

CUT-OFF DATE BALANCE PER UNIT:    $345,588

UP-FRONT RESERVES:                Insurance:              $43,333
                                  Replacement:            $2,563
                                  Deferred Maintenance:   $6,250
                                  TI/LC:                  $1,667
                                  Other: (1)              $278,344

ONGOING RESERVES:                 RE Taxes: (2)           Springing
                                  Insurance:              $5,667 / month
                                  Replacement:            $2,563 / month
                                  TI/LC:                  $1,667 / month

LOCKBOX:                          Soft, Springing Hard (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P/DBRS):   NAP

SINGLE ASSET/PORTFOLIO:           Single Asset

PROPERTY TYPE:                    Mixed Use

PROPERTY SUB-TYPE:                Retail/Multifamily

LOCATION:                         Brooklyn, NY

YEAR BUILT/RENOVATED:             1926 / 1945, 2001

PERCENT LEASED (AS OF):           97.1% (09/18/2007)

UNITS:                            136

THE COLLATERAL:                   Mixed Use property comprised of 123
                                  residential units and 13 commercial units in
                                  Brooklyn, New York.

OWNERSHIP INTEREST:               Fee

PROPERTY MANAGEMENT:              Housing Network Management, Corp.

3RD MOST RECENT NOI (AS OF):      NAP

2ND MOST RECENT NOI (AS OF):      $3,260,452 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):          $3,289,171 (TTM 12/31/2006)

U/W NET OP. INCOME:               $3,820,314

U/W NET CASH FLOW:                $3,795,415

U/W OCCUPANCY:                    94.1%

APPRAISED VALUE (AS OF):          $66,900,000 (05/31/2007)

CUT-OFF DATE LTV RATIO:           70.3%

LTV RATIO AT MATURITY:            68.7%

U/W DSCR:                         1.28x

U/W DSCR POST IO:                 1.10x
--------------------------------------------------------------------------------

(1)  The borrower deposited with lender $240,000 as a health club holdback, equal to one year of rent for the Park Avenue Health Club, to be released upon evidence from the borrower that the Park Avenue Health Club is open for business and has been open for business since the commencement of its lease and paying full unabated rent in the amount of at least $480,000 annually. The borrower deposited with lender $38,344 as a violations holdback to cover various expenses relating to building violations,
     Environmental Control Board violations, fire violations and tenant related violations.

(2)  Tax reserve springs upon the expiration of the J-51 tax abatements in 2014.

(3)  Lockbox springs to hard upon an event of default, bankruptcy of borrower or property manager, or if the debt service coverage ratio falls below 1.00x based on the trailing 6 month period (annualized) using a 30-year amortization schedule.

THE PARK AVENUE APARTMENTS LOAN.

     THE LOAN. The tenth largest loan (the "Park Avenue Apartments Loan") is a
$47,000,000 first mortgage loan secured by the borrower's fee interest in a mixed use retail/multifamily property known as Park Avenue Apartments located in
Brooklyn, New York (the "Park Avenue Apartments Property").

     THE BORROWER. The borrower, The Chocolate Factory, LLC, a New York limited liability company, is a single purpose entity (the "Park Avenue Apartments
Borrower") that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination.
The sponsor of the loan is Aleksander Goldin. Mr. Goldin has over 30 years of experience in developing commercial and residential real estate. He is the founder and president of Century Construction Group and Century Building
Associates. These companies specialize in residential & commercial construction throughout the five boroughs of New York City. Mr. Goldin currently owns or manages over 250 residential units in Brooklyn and upper Manhattan.

     THE PROPERTY. The Park Avenue Apartments Property is a 7-story, 136-unit, mixed use building consisting of 123 residential units and 13 commercial units in Brooklyn, New York. The Park Avenue Apartments Property is situated at the corner of Park

                                       64

Avenue and Washington Avenue in the Fort Green section of Brooklyn. Formerly a chocolate factory, the Park Avenue Apartments Property was acquired in 2000 by the sponsor, Aleksander Goldin, who subsequently invested approximately $26.1 million to convert the building to its current mixed use state. The individual residential units are designed as loft style apartments with open layouts, high ceilings, exposed brick and wood columns and a combination of hardwood flooring and tile throughout. The commercial tenants at the Park Avenue Apartments
Property include the Park Avenue Health Club, the Chocolate Bar and Mojito's
Cuban Cuisine. As of September 18, 2007, the Park Avenue Apartments Property was
approximately 97.1% leased to 132 total tenants.

     The following table outlines the unit types at Park Avenue Apartments
Property:

UNIT TYPE                 NUMBER OF UNITS  AVERAGE SF PER UNIT  AVERAGE MONTHLY RENT PER UNIT
---------------------------------------------------------------------------------------------

Studio                           76               1,074                      $2,120
1 Bedroom                        31                 915                      $2,097
2 Bedroom                        16               1,168                      $2,524
Commercial                       13                 NAP                         NAP
---------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        136               1,046                      $2,167
---------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The property is managed by Housing Network Management,
Corp., an affiliate of the Park Avenue Apartments Borrower.

     ADDITIONAL INDEBTEDNESS. Not allowed.

     GROUND LEASE. None.

     RELEASE OF PARCELS. Not allowed.

                                       65

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